                                  EXHIBIT 10.39

                             DATED 27 December, 1995

                                    AGREEMENT
                                      for a
                               (Yen)25,000,000,000
                    Floating Rate Guaranteed Credit Facility

                                       to
                       LSI LOGIC JAPAN SEMICONDUCTOR, INC.

                                  Guaranteed by
                              LSI LOGIC CORPORATION

                                   Arranged by
                               ABN AMRO BANK N.V.

                                      Agent
                        ABN AMRO BANK N.V., TOKYO BRANCH

                                    Co-Agent
                      THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                    CONTENTS

Clause             Heading                                                                                      Page

1.       PURPOSE AND DEFINITIONS................................................................................  1
         1.1      Purpose.......................................................................................  1
         1.2      Definitions...................................................................................  2
         1.3      Guaranty Terms................................................................................  8
         1.4      Headings......................................................................................  9
         1.5      Construction of certain terms.................................................................  9
         1.6      Majority Banks...............................................................................  11

2.       THE FACILITY..........................................................................................  11
         2.1      Amount.......................................................................................  11
         2.2      Obligations several..........................................................................  11
         2.3      Interests several............................................................................  12

3.       CONDITIONS............................................................................................  12
         3.1      Documents and evidence.......................................................................  12
         3.2      General conditions precedent.................................................................  12
         3.3      Waiver of conditions precedent...............................................................  14
         3.4      Further conditions precedent.................................................................  14

4.       ADVANCES..............................................................................................  14
         4.1      Drawdown.....................................................................................  14
         4.2      Amount.......................................................................................  15
         4.3      Maturity.....................................................................................  15
         4.4      Notification to Banks........................................................................  15
         4.5      The Expiration Date..........................................................................  16
         4.6      Extension of Expiration Date.................................................................  16
         4.7      Application of proceeds......................................................................  17

5.       INTEREST RATES AND INTEREST PERIODS...................................................................  17
         5.1      Usual interest rate..........................................................................  17
         5.2      Default interest.............................................................................  17
         5.3      Margin.......................................................................................  18
         5.4      Reference Bank quotations....................................................................  19
         5.5      Selection of Interest Rate and Interest Periods..............................................  20
         5.6      Determination of Interest Periods............................................................  21
         5.7      Notification of Interest Periods and interest rate...........................................  22
         5.8      Market disruption; non-availability..........................................................  22



                                       i.

Clause             Heading                                                                                      Page

6.       REPAYMENT, PREPAYMENT AND CANCELLATION................................................................  23
         6.1      Repayment....................................................................................  23
         6.2      Voluntary prepayment.........................................................................  24
         6.3      Additional voluntary prepayment..............................................................  24
         6.4      Timing, amounts and application of prepayments...............................................  24
         6.5      Notice and effect of prepayment..............................................................  25
         6.6      Cancellation of Commitments..................................................................  25
         6.7      Collateralization............................................................................  25

7.       FEES AND EXPENSES.....................................................................................  27
         7.1      Fees.........................................................................................  27
         7.2      Expenses.....................................................................................  28
         7.3      Consumption, etc. tax........................................................................  29
         7.4      Stamp and other duties.......................................................................  29

8.       PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS.........................................................  30
         8.1      No set-off or counterclaim; distribution to the Banks........................................  30
         8.2      Payments by the Banks........................................................................  30
         8.3      Netting of Payments..........................................................................  31
         8.4      Agent may assume receipt.....................................................................  31
         8.5      Time of payment..............................................................................  32
         8.6      Non-Banking Days.............................................................................  32
         8.7      Calculations.................................................................................  32
         8.8      Certificates conclusive......................................................................  33
         8.9      Grossing-up for Taxes........................................................................  33
         8.10     Bank accounts................................................................................  34
         8.11     Partial payments.............................................................................  34
         8.12     Variation of application.....................................................................  35

9.       REPRESENTATIONS AND WARRANTIES........................................................................  36
         9.1      Representations and Warranties...............................................................  36
         9.2      Representations and Warranties incorporated by reference.....................................  39
         9.3      Repetition...................................................................................  39

10.      UNDERTAKINGS..........................................................................................  39
         10.1     Undertakings.................................................................................  39
         10.2     Pledges......................................................................................  41

11.      EVENTS OF DEFAULT.....................................................................................  42
         11.1     Events of Default............................................................................  42
         11.2     Acceleration.................................................................................  44






                                       ii.

Clause            Heading                                                                                      Page


         11.3     Demand basis.................................................................................  45

12.      INDEMNITIES...........................................................................................  45
         12.1     Broken funding and other indemnities.........................................................  45
         12.2     Currency indemnity...........................................................................  46

13.      UNLAWFULNESS AND INCREASED COSTS......................................................................  47
         13.1     Unlawfulness.................................................................................  47
         13.2     Increased costs..............................................................................  47

14.      SET-OFF AND PRO RATA PAYMENTS.........................................................................  48
         14.1     Set-off......................................................................................  48
         14.2     Pro rata payments............................................................................  49

15.      ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES..........................................................  50
         15.1     Benefit and burden...........................................................................  50
         15.2     No assignment by Borrower....................................................................  51
         15.3     Participation................................................................................  51
         15.4     Substitution.................................................................................  51
         15.5     Reliance on Substitution Certificate.........................................................  52
         15.6     Authorisation of Agent.......................................................................  53
         15.7     Construction of certain references...........................................................  53
         15.8     Lending offices..............................................................................  53
         15.9     Disclosure of information; Confidentiality...................................................  54

16.      ARRANGER, AGENT AND REFERENCE BANKS...................................................................  55
         16.1     Appointment of Agent.........................................................................  55
         16.2     Amendments; Waivers..........................................................................  55
         16.3     Rights of Agent as Bank; No partnership......................................................  56
         16.4     No liability of Arranger and Agent...........................................................  56
         16.5     Agent's duty to notify and take action.......................................................  58
         16.6     Identity of Banks............................................................................  58
         16.7     Non-reliance on Arranger or Agent............................................................  58
         16.8     No Responsibility on Arranger or Agent for Borrower's performance............................  59
         16.9     Other dealings...............................................................................  59
         16.10    Reimbursement and indemnity by Banks.........................................................  60
         16.11    Retirement of Agent..........................................................................  60
         16.12    Change of Reference Banks....................................................................  61
         16.13    Variation of Exhibits........................................................................  61

17.      NOTICES AND OTHER MATTERS.............................................................................  62


                                      iii.

Clause            Heading                                                                                      Page

         17.1     Notices......................................................................................  62
         17.2     Notices through the Agent....................................................................  62


         17.3     No implied waivers, remedies cumulative......................................................  63
         17.4     English language.............................................................................  63

18.      GOVERNING LAW AND JURISDICTION........................................................................  63
         18.1     Governing Law................................................................................  63
         18.2     Jurisdiction.................................................................................  64



                                       iv.

Schedules

1        The Parties and the Commitments

2        Documents and evidence required as conditions precedent

Exhibits

1        Form of Drawdown Notice

2        Form of Guaranty

3        Form of Account Pledge

4        Form of Substitution Certificate

5        Form of Margin Certificate

6        Form of Confirmation of Repayment Schedule



                                       v.

THIS AGREEMENT is dated 27 December, 1995 and made BETWEEN:

         LSI LOGIC JAPAN SEMICONDUCTOR, INC., as Borrower;

         ABN AMRO BANK N.V., as Arranger;

         THE BANKS AND FINANCIAL INSTITUTIONS details of which are set out in
         Schedule 1;

         ABN AMRO BANK N.V., TOKYO BRANCH, as Agent, and

         THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Co-Agent.

IT IS AGREED as follows:

1.       PURPOSE AND DEFINITIONS

1.1      Purpose

         This Agreement sets out the terms and conditions on and subject to which the Banks agree, according to their several obligations, to make available to the Borrower a credit facility of up to
         (Yen)25,000,000,000 (twenty five billion yen) to be used:

         (a) for the purpose of refinancing part of the Borrower's current long term debt;

         (b) for the purpose of partly financing expansion of the Borrower's production facilities; and



                                       1.

         (c)      for general corporate purposes.

1.2      Definitions

         In this Agreement, unless the context otherwise requires:

         "Account Pledge" means an account pledge agreement substantially in the form of Exhibit 3 executed by the Borrower in favour of, and acknowledged by, each Bank;

         "Advance" means each borrowing of all or a portion of the Commitments by the Borrower or (as the context may require) the principal amount of such borrowing for the time being outstanding;

         "Agent" means ABN AMRO Bank N.V., Tokyo Branch (details of which are set out in Schedule 1) or such other Person as may be appointed agent for the Banks pursuant to Clause 16.11;

         "Arranger" means ABN AMRO Bank N.V.;

         "Availability Period" means the period from the Closing Date and ending on (but including) the Expiration Date or ending on (but excluding) such earlier date (if any) (i) on which the Borrower cancels the whole of the undrawn Commitments under Clause 6.6 or (ii) on which the Commitments of all the Banks are reduced to zero pursuant to Clause 6.3, 11.2 or 13.1;

         "Available Facility Amount" means, at any time, the amount by which the total of the Commitments of all the Banks at such time exceeds the Loan outstanding at such time;



                                       2.

         "Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in Tokyo;

         "Banks" means the banks and financial institutions listed in Schedule 1 and includes their successors in title and Substitutes;

         "Borrower" means LSI Logic Japan Semiconductor, Inc. (details of which are set out in Schedule 1);

         "Borrower's Account" means the account of the Borrower maintained at ABN AMRO Bank N.V., Tokyo Branch, bearing the number 13-31-957, or such other account as the Borrower from time to time shall designate in a written notice to the Agent for the deposit of funds borrowed under this Agreement.

         "Closing Date" means the date, not more than five Banking Days nor less than three Banking Days before the Drawdown Date in respect of the first Advance, on which all of the certificates and other documents specified in A(a), A(b), A(c), A(d), A(e), A(f), B(a), B(b), B(c), B(d), B(e), B(f) and B(h) of Schedule 2 shall have been delivered to the Agent or its duly authorised representative;

         "Collateral" has the meaning given to it in Clause 6.7;

         "Collateral Agreement" has the meaning given to it in Clause 6.7;

         "Collateralized Amount" means the amount of each Bank's Contribution equal to the Collateral held by that Bank in accordance with Clause 6.7;



                                       3.

         "Commitment" means, in relation to a Bank, the amount set opposite its name in Schedule 1 or, as the case may be, in any relevant Substitution Certificate, as reduced by any relevant term of this Agreement;

         "Contribution" means, in relation to a Bank, the principal amount of the Advances owing to such Bank at any relevant time;

         "Debt Rating" means, as of any Margin Determination Date, the Guarantor's unsecured senior debt rating from Standard & Poors Rating Group, a division of McGraw Hill, Inc.;

         "Default" means any Event of Default or any event or circumstance which would, on the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfillment of any other condition (in each case as specified in Clause 11.1), constitute an Event of Default;

         "Drawdown" means the payment of an Advance to the Borrower by the Agent;

         "Drawdown Closing Date" means, in respect of an Advance, the date being the second Banking Day prior to the proposed Drawdown Date for that Advance;

         "Drawdown Date" mean the date of a Drawdown;

         "Drawdown Notice" means a notice substantially in the terms of Exhibit
         1;

         "Event of Default" means any of the events or circumstances described in Clause 11.1;

         "Expiration Date" means 24 December, 1996, or, if extended pursuant to Clause 4.6, 24 December, 1997;


                                       4.

         "Facility" means the credit facility granted by the Banks to the Borrower pursuant to this Agreement;

         "Final Maturity Date" means the fifth anniversary of the Closing Date;

         "Guaranty" means a guaranty in the form of Exhibit 2, to be given by the Guarantor;

         "Guarantor" means LSI Logic Corporation, a Delaware corporation, whose current address is at 1551 McCarthy Blvd, MS D-106, Milpitas CA 95035, U.S.A.;

         "Interest Payment Date" means a date specified for the payment of interest pursuant to Clause 5.1;

         "Interest Period" means the period determined in accordance with Clause
         5.5 and Clause 5.6.

         "LIBOR" means, in relation to a particular period, the rate at which deposits of Yen are offered for a period equivalent to (or most comparable to) that period at or about 11 a.m. (London time) on the second LIBOR Banking Day before the first day of that period as displayed on Telerate page 3750 (or any successor publication) provided that if on that date no such rate is so displayed, LIBOR for that period shall be the arithmetic mean (rounded upward if necessary to five decimal places of one percent) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank's offered rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to (or most comparable to) such period to prime banks in the London Interbank Market at or about 11 a.m. (London time ) on the second LIBOR Banking Day before the first day of such period;



                                       5.

         "LIBOR Banking Day" means a Banking Day on which dealings in Yen deposits are carried on in the London Interbank Market;

         "LIBOR Loan" means an Advance or, as the case may be, the Loan, during any period when interest thereon is determined by reference to LIBOR;

         "Loan" means the aggregate of the Advances at any relevant time or, if there is only one Advance, that Advance;

         "Majority Banks" means Banks the aggregate of whose Contributions at any relevant time equals or exceeds 66 2/3 per cent of the Advances or, if no Advance has been made, the aggregate of whose Commitments equals or exceeds 66 2/3 per cent of the total of the Commitments of all the Banks;

         "Margin" means a percentage per annum calculated in accordance with Clause 5.3;

         "Margin Certificate" means a certificate in the form of Exhibit 5;

         "Margin Determination Date" means the 55th day following the end of any fiscal quarter of the Guarantor;

         "Margin Period" means, in respect of any Margin Determination Date, the four consecutive fiscal quarters of the Guarantor immediately preceding such Margin Determination Date;

         "month" in respect of any Interest Period for a TIBOR Loan or a LIBOR Loan means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided


                                       6.

         that (i) if the period started on the last Banking Day (in the case of a TIBOR Loan) or the last LIBOR Banking Day (in the case of a LIBOR
         Loan) in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day (in the case of a TIBOR Loan) or the last LIBOR Banking Day (in the case of a LIBOR
         Loan) in the next calendar month and (ii) if the numerically corresponding day is not a Banking Day (in the case of a TIBOR Loan) or a LIBOR Banking Day (in the case of a LIBOR Loan), the period shall end on the next following Banking Day (in the case of a TIBOR Loan) or the next following LIBOR Banking Day (in the case of a LIBOR Loan) in the same calendar month but if there is no such Banking Day (in the case of a TIBOR Loan) or LIBOR Banking Day (in the case of a LIBOR Loan) it shall end on the preceding Banking Day (in the case of a TIBOR Loan) or the preceding LIBOR Banking Day (in the case of a LIBOR Loan), and "months" and "monthly" shall be construed accordingly;

         "Pledged Account" means an account of the Borrower with a Bank the subject of an Account Pledge;

         "Ratio" as of any Margin Determination Date means the ratio of Consolidated EBIT in respect of the relevant Margin Period to Total Debt as of the last day of such Margin Period;

         "Reference Banks" means the Head Office of The Industrial Bank of Japan, Limited and the principal London office of Barclays Bank PLC and/or any other bank appointed as such pursuant to Clause 16.12;

         "Repayment Date" means, in respect of the Loan, each of the eight dates for repayment of the Loan as determined in accordance with Clause 6.1;

         "Substitute" has the meaning given to it in Clause 15.5;


                                       7.

         "Substitution Certificate" means a certificate substantially in the form of Exhibit 4;

         "TIBOR" in relation to any period means (i) the average rate at which deposits in Yen are offered to all banks for that period (or a period most comparable to that period) calculated in accordance with Reuter Screen TIBM page or, if that page is no longer published, its successor or equivalent in respect of a deposit for that period (or a period most comparable to that period) at or about 11:00 a.m. on the date falling two Banking Days prior to the first day of that period, or (ii) if no such rate is quoted, the rate which a major Japanese city bank selected by the Agent in its discretion was offering deposits to prime banks in the Tokyo Interbank market for that period (or a period most comparable to that period) at or about 11:00 a.m. on the date falling two Banking Days prior to the first day of that period;

         "TIBOR Loan" means an Advance or, as the case may be, the Loan, during any period when interest thereon is determined by reference to TIBOR;

         "Total Debt" means the aggregate of Senior Debt and Subordinated Debt;

         "written" or "in writing" means any method of representing or reproducing words or characters in permanent visible form; and

         "Yen" or "(yen)" means the lawful currency for the time being of Japan and, in respect of all payments to be made under this Agreement, means immediately available, freely transferable, cleared funds.


                                       8.

1.3      Guaranty Terms

         Unless the context requires otherwise, terms defined in the Guaranty shall have the same meanings when used in this Agreement.

1.4      Headings

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5      Construction of certain terms

         In this Agreement, unless the context otherwise requires:

         (a) references to clauses, schedules and exhibits are to be construed as references to the clauses of, and schedules and exhibits to, this Agreement and references to this Agreement include its schedules which form an integral part of this Agreement;

         (b) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

         (c) words importing the plural shall include the singular and vice versa and words importing a gender shall include every gender;

         (d)      references to a time of day are to Tokyo time;


                                       9.

         (e) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

         (f) references to "law" include, without limitation, any legislation or decree or any decision of any court or tribunal in any applicable jurisdiction;

         (g) references to "consent" include, without limitation, any license, approval, waiver, filing, registration or authorisation;

         (h) references to a "party" are to a party to this Agreement and "parties" shall be construed accordingly;

         (i) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to;

         (j) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents;

         (k) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears;

         (l) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation";


                                       10.

         (m) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

1.6      Majority Banks

         Any matter to be determined by the Majority Banks under this Agreement shall (as between the Banks) only be regarded as having been validly determined if all the Banks have received prior notice of the matter in question and the relevant majority of Banks have given or issued the relevant opinion, consent, request or instructions, as appropriate, though the Borrower shall be entitled (and bound) to assume that that notice was duly received by each Bank and that the relevant majority was obtained to constitute Majority Banks whether or not this is in fact the case.

2.       THE FACILITY

2.1      Amount

         The Banks, relying on each of the representations and warranties in Clause 9, agree to make available to the Borrower during the Availability Period on and subject to the terms of this Agreement a credit facility of up to (yen)25,000,000,000 (twenty five billion Yen). The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which its Commitment bears to the total of the Commitments of all the Banks.



                                       11.

2.2      Obligations several

         The obligations of each Bank under this Agreement are several; the failure of any Bank to perform its obligations shall not relieve any other party of any of its respective obligations or liabilities under this Agreement nor shall any party be responsible for the obligations of any other party under this Agreement.

2.3      Interests several

         The interests of the Agent, the Arranger and the Banks are several and the amount due to the Agent (for its own account), to the Arranger and to each Bank is a separate and independent debt. The Agent, the Arranger and (as provided in Clause 6.7 and Clause 14.1, but otherwise acting through the Agent in accordance with the terms of this Agreement) each Bank shall have the right to protect and enforce its rights arising out of this Agreement and may do so without joining any other party to any proceedings taken for that purpose.

3.       CONDITIONS

3.1      Documents and evidence

         The obligation of each Bank to make its Commitment available is conditional on the Agent, or its duly authorised representative, having received the documents and evidence specified in Schedule 2 in form and substance satisfactory to the Agent by the respective dates specified in that schedule. The Agent shall notify the Banks promptly after receipt by it of the documents and evidence referred to in this Clause 3 in form and substance satisfactory to it.



                                       12.

3.2      General conditions precedent

         The obligation of each Bank to contribute to any Advance is subject to the further conditions that:

         (a) at the time of the giving of a Drawdown Notice for, and at the time of the making of, such Advance;

                  (i) the representations and warranties set out in Clause 9 (and so that the representation and warranty in Clause 9.1(f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under Clause 10.1) and in Section 10 of the Guaranty are true and correct on and as of each such time as if each was made with respect to the facts and circumstances then existing; and

                  (ii) no Default shall have occurred and be continuing or would result from the making of such Advance; and

         (b)      the Agent shall have received:

                  (i) confirmation from the Borrower that each of the statements made in paragraphs (i)-(v) of the relevant Drawdown Notice remains true, complete and accurate as at the Drawdown Closing Date;

                  (ii) a certificate from the Guarantor as provided by paragraph B(g) of Schedule 2; and


                                       13.

                  (iii) payment of all fees then due in accordance with the fee letter between the Borrower and the Arranger dated 10 November 1995 and of all expenses (including legal, printing and out-of-pocket expenses) incurred by the Agent and the Arranger in connection with the negotiation, preparation, syndication and execution of this Agreement and the preparation and distribution of the Information Memorandum dated November 1995 in connection with this Agreement, subject to the terms of the letter dated 30 November 1995 between the Arranger and the Borrower.

         Nothing in this Clause 3.2 constitutes a waiver of any right of the Banks arising from any Event of Default which shall have occurred and be outstanding at the time of the drawing of the relevant Advance.

3.3      Waiver of conditions precedent

         The conditions specified in this Clause 3 are solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Banks in respect of the first or any other Advance without prejudicing the right of the Agent acting on those instructions to require fulfillment of such conditions in whole or in part in respect of any other Advance.

3.4      Further conditions precedent

         Not later than five Banking Days prior to the date of any Advance, in the case of a TIBOR Loan, or five LIBOR Banking Days prior to the date of any Advance, in the case of a LIBOR Loan, the Agent may request and the Borrower shall, not later than two Banking Days (or two LIBOR Banking Days, as the case may be) prior to that date, deliver to the Agent such further favourable certificates and/or opinions as to any or all of the matters


                                       14.

         the subject of Clauses 3.1, 9, 10 and 11 as the Agent or the Majority Banks may reasonably require.

4.       ADVANCES

4.1      Drawdown

         Subject to the terms and conditions of this Agreement, an Advance may be made to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice not later than 10 a.m. on (a) the fifth Banking Day, in the case of a TIBOR Loan (or the third Banking Day, in the case of the first Advance), or (b) the fifth LIBOR Banking Day, in the case of a LIBOR Loan (or the third LIBOR Banking Day, in the case of the first Advance), before the date on which the Advance is intended to be made, which shall be a Banking Day (or LIBOR Banking Day, as the case may be) falling within the Availability Period. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject to Clause 5.8(a), be irrevocable. No Drawdown Notice may be given in respect of an amount which is the subject of a notice of cancellation under Clause 6.6. Not more than one Advance may be made on any one day. The Commitments may be drawn in a single Advance, though not more than ten Advances shall be made.

4.2      Amount

         Each Advance shall be a minimum of (Yen)1,000,000,000 (one billion Yen) or, if less, the balance of the Available Facility Amount. Each Advance of more than (Yen)1,000,000,000 (one billion yen) shall be an integral multiple of (Yen)100,000,000 (one hundred million yen).


                                       15.

4.3      Maturity

         The Loan shall mature on the Final Maturity Date.

4.4      Notification to Banks

         The Agent shall promptly notify each Bank of receipt of a Drawdown Notice complying with the terms of this Agreement and of the date on which the Advance is to be made and, subject to Clause 3, each of the Banks shall on that date make available to the Agent its portion of that Advance in accordance with Clause 8.2, and unless other payment instructions are provided by the Borrower, the Agent shall make such Advance available to the Borrower by crediting the Borrower's Account on that date.

4.5      The Expiration Date

         Without prejudice to any other provision of this Agreement, the Commitments shall in any event be reduced to zero on the Expiration Date and no Advances shall be made to the Borrower under this Agreement after that date. On the Expiration Date, the Borrower shall deliver to each Bank, through the Agent, a confirmation in substantially the form of Exhibit 6 confirming (a) the aggregate amount of all Advances made and the amount of each Bank's Contribution as of the Expiration Date and (b) the repayment schedule with respect to the aggregate amount of the Loan and with respect to each Bank's Contribution.

4.6      Extension of Expiration Date

         Subject to receipt of the consent of all of the Banks, the Borrower may extend the Expiration Date to the later date specified in the definition "Expiration Date" by:


                                       16.

         (a) giving the Agent notice to that effect not less than 45 days prior to the original Expiration Date; and

         (b) subject to all of the Banks having consented to the extension, paying to the Agent, for the benefit of the Banks, on or before the original Expiration Date an amount calculated by the Agent as being equal to 0.10 per cent of the undrawn Commitments as at the original Expiration Date.

         The Agent shall promptly notify each Bank of receipt of any notice pursuant to Clause 4.6(a) and the Banks shall notify the Agent of whether or not they consent to the proposed extension within 20 days of receipt of that notification; failure to notify the Agent within that period shall be deemed to be a refusal of consent. The Agent shall promptly notify the Borrower of the Banks' decision.

4.7      Application of proceeds

         Without prejudice to the Borrower's obligations under Clause 10.1(b), none of the Banks, the Arranger or the Agent shall have any responsibility for the application by the Borrower of the proceeds of any Advance.

5.       INTEREST RATES AND INTEREST PERIODS

5.1      Usual interest rate

         The Borrower shall pay interest on each Advance or, as the case may be, the Loan in respect of each Interest Period on the last day of each Interest Period (each an "Interest Payment Date") at the rate per annum determined by the Agent to be the aggregate of (i) the applicable Margin and (ii) TIBOR, if the Borrower has requested such Advance or


                                       17.

         the Loan to be made as a TIBOR Loan during such Interest Period, or LIBOR, if the Borrower has requested such Advance or the Loan to be made as a LIBOR Loan during such Interest Period.

5.2      Default interest

         During the existence of an Event of Default the Borrower shall pay interest (both before and after judgment) on (a) the outstanding Advances (or Loan, as the case may be) and (b) on any amount (other than principal of the outstanding Advances) not paid when due at a rate determined by the Agent pursuant to this Clause 5.2.

         (a) The period beginning on the occurrence of the Event of Default (the "Default Date")and ending on the date any such Event of Default is cured or waived in accordance with the terms hereof shall be divided into successive periods of not more than three months (each a "default period") as selected by the Agent (after consultation with the Banks) each of which (other than the first, which shall commence on the Default Date) shall commence on the last day of the preceding default period, provided that if an amount of principal has become due and payable by reason of a declaration by the Agent under Clause 11.2(b) or a prepayment pursuant to Clause 6.3 or Clause 13.1 prior to the Repayment Date for such amount of principal, the first default period selected by the Agent shall end on that Repayment Date.

         (b) The rate of interest applicable to each default period shall be the rate per annum determined by adding (i) two per cent and (ii) the applicable Margin or Margins then in effect to TIBOR (or LIBOR, as the case may be) as in effect for each Interest Period.


                                       18.

         (c) Default interest under this Clause 5.2 shall be due and payable on the last day of each default period or, if earlier, on the date on which the sum in respect of which that default interest is accruing is actually paid.

         (d) If the Agent is unable to determine a rate in accordance with the foregoing provisions of this Clause 5.2, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be two per cent per annum above the aggregate of the Margin and the cost of funds to such Bank, as determined by such Bank in its sole discretion.

5.3      Margin

         (a) The Margin shall be, in respect of any period beginning 15 days after the Margin Determination Date and in respect of any portion of any Contribution other than any Collateralized
                  Amount:

                  (i) if, on any Margin Determination Date, the Ratio for the relevant Margin Period is equal to or greater than 1:1 or if the Debt Rating is BB+ or higher, 0.75 per cent per annum; or

                  (ii) if, on any Margin Determination Date, the Ratio for the relevant Margin Period is less than 1:1 (or if the Borrower shall not have delivered a Margin Certificate with respect to the relevant Margin Period in accordance with this Clause 5.3) and the Debt Rating is BB or below, 0.90 per cent per annum.

                                       19.

         (b) The Margin shall be, in respect of any period during the Availability Period and in respect of each Collateralized Amount (provided that the corresponding Collateral is held by the Banks in accordance with Clause 6.7 and in any event in a manner satisfactory to the relevant Bank for such period),
                  0.30 per cent per annum.

         The Borrower shall notify the Agent of the Ratio and the Debt Rating as of each Margin Determination Date and shall submit Margin Certificates (duly completed and signed by a Responsible Officer of the Guarantor), and supporting evidence in respect thereof on or before each Margin Determination Date.

5.4      Reference Bank quotations

         If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR the interest rate shall be determined, subject to Clause 5.8, on the basis of the quotations furnished by the remaining Reference Bank.

5.5      Selection of Interest Rate and Interest Periods

         Before the beginning of the initial Interest Period with respect to any Advance, the Borrower may by notice received by the Agent not later than 10 a.m. on the fifth Banking Day (in the case of a TIBOR Loan) or the fifth LIBOR Banking Day (in the case of a LIBOR Loan) and subject to Clause 5.6 specify whether (i) that Advance is to bear interest at a rate determined by reference to TIBOR or to LIBOR and (ii) that Interest Period shall have a duration of 1, 3 or 6 months. The Borrower may select subsequent Interest Periods with respect to that portion of the Loan equal in amount to the amount of such Advance (or in any such other amount as shall not be larger than such Advance nor smaller than
         (Yen)1,000,000,000 (one billion Yen)), subject in each case to Clause 5.6, provided that there

                                       20.

         shall be no more than ten Interest Periods in effect at any time with respect to the Loan (including the initial Interest Period with respect to any Advance). Before the beginning of each subsequent Interest Period, the Borrower may by notice received by the Agent not later than 10 a.m. on the fifth Banking Day (in the case of a TIBOR Loan) or the fifth LIBOR Banking Day (in the case of a LIBOR Loan) and subject to Clause 5.6 specify whether (i) the Loan (or portion thereof subject to such Interest Period) is to bear interest at a rate determined by reference to TIBOR or to LIBOR and (ii) that Interest Period shall have a duration of 1, 3 or 6 months and also specify (x) whether the whole of the Loan or a portion thereof shall be subject to that Interest Period and (y) (if that Interest Period applies to a portion of the Loan) the amount of such portion subject to that Interest Period. If at any time the Borrower fails to specify whether the interest rate with respect to any Interest Period will be determined by reference to TIBOR or to LIBOR, the Borrower will be deemed to have selected TIBOR as the basis for such determination. Also, if at any time the Borrower fails to specify the amount of (the portion of) the Loan subject to any subsequent Interest Period, the Borrower will be deemed to have specified an amount equal to the whole or the portion of the Loan with respect to which the immediately preceding Interest Period ends on the date of beginning of such subsequent Interest Period.

5.6      Determination of Interest Periods

         Each Interest Period shall be of the duration specified by the Borrower pursuant to Clause 5.5 except that:

         (a) the initial Interest Period in respect of each Advance will commence on the Drawdown Date for such Advance and each subsequent Interest Period in respect of all or any part of the Loan will commence on the last day of the previous Interest Period for all or such part of the Loan;


                                       21.

         (b) any Interest Period that would otherwise overrun the Final Maturity Date shall end on the Final Maturity Date;

         (c) the Borrower may choose an Interest Period of less than one month in order that the Interest Period may end on a Repayment Date;

         (d) the Borrower may not choose an Interest Period for any part of the Loan if as a result thereof the Borrower would be unable to make the payment due on the next Repayment Date on a day which is an Interest Payment Date; and

         (e) if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 5.5 and this Clause 5.6 that Interest Period shall have a duration of one month or such other period as shall comply with this Clause 5.5.

5.7      Notification of Interest Periods and interest rate

         The Agent shall notify the Borrower and the Banks promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this Clause 5.

5.8      Market disruption; non-availability

         (a) If and whenever, at any time prior to the making or continuation of an Advance:

                  (i) the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining TIBOR or LIBOR, as the case may be, in respect of any Interest Period in accordance with this Agreement; or


                                       22.

                  (ii) the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the total of the Advances (or, if no Advance has been made, Commitments aggregating not less than one third of the Commitments of all the Banks) that deposits in Yen are not available to those Banks in the relevant interbank market in the ordinary course of business in sufficient amounts to fund (or maintain) their Contributions to that Advance or that their funding costs in respect of that Advance are not accurately reflected by TIBOR or LIBOR, as the case may be, having regard to the likely interest rate in respect of such Interest Period, the Agent shall immediately give notice (a "Determination Notice") of that fact to the Borrower and to each of the Banks and that Advance shall not be made or continued. A Determination Notice shall give particulars of the relevant circumstances giving rise to its issue.

         (b) After the giving of any Determination Notice (i) with respect to the unavailability of deposits in Yen in Tokyo, the affected Advance will be made or continued only as LIBOR Loans, and (ii) with respect to the unavailability of deposits in the London Interbank Market, the affected Advance will be made or continued only as TIBOR Loans, or (iii) with respect to the unavailability of deposits in both of the relevant interbank markets, the undrawn amount of the Commitments of all the Banks shall not be borrowed, and the outstanding amount of the affected Advance shall be repaid and be unavailable for re-borrowing, until notice to the contrary is given to the Borrower by the Agent and the Agent (on behalf of and after consultation with the Banks) shall then negotiate with the Borrower with a view to agreeing on an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding Advances. Any alternative basis agreed in writing by the Agent (on behalf of and with the consent of all the Banks) and the


                                       23.

                  Borrower within 25 days of the Agent's notification of the event in question shall take effect in accordance with its terms.

6.       REPAYMENT, PREPAYMENT AND CANCELLATION

6.1      Repayment

         The Loan shall be repaid in eight consecutive six-monthly instalments, the first to be paid on the date being 18 months from the Closing Date and the final instalment to be paid on the Final Maturity Date. The first instalment, and unless the Expiration Date has been extended pursuant to Clause 4.6 each subsequent instalment, shall be in an amount equal to one-eighth of the aggregate principal amount borrowed prior to such repayment date, and if the Expiration Date has been extended pursuant to Clause 4.6, each subsequent instalment shall be in an amount equal to one-seventh (1/7) of the aggregate amount of the Loan as of the Expiration Date.

6.2      Voluntary prepayment

         The Borrower may voluntarily prepay the Loan (in whole or in part) subject to the provisions of this Clause 6 and of Clause 12.1. Any voluntary prepayment shall be a minimum of (Yen)1,000,000,000 (one billion Yen) or a larger sum which is an integral multiple of
         (Yen)100,000,000 (one hundred million Yen).

6.3      Additional voluntary prepayment

         The Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under Clause 8.9, Clause 12.1 or


                                       24.

         Clause 13.2, the Contribution of any Bank to which the Borrower has become obliged to pay additional amounts under Clause 8.9 or Clause
         13.2. On notice of such a prepayment being given, the Commitment of the relevant Bank shall be reduced to zero.

6.4      Timing, amounts and application of prepayments

         Prepayments made on a date other than an Interest Payment Date will be subject to, inter alia, the provisions of Clause 12.1(c). Prepayments under this Agreement shall be made together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under Clause 8.9 or Clause 13.2; and (c) all other sums payable by the Borrower to the relevant Bank under this Agreement including any accrued commitment or agency fee payable under Clause 7.1 and any amounts payable under Clause 12.1. Prepayments on the Loan shall be applied to such Interest Period or Interest Periods as the Borrower may select (without prejudice to its obligations under Clause 12.1) and in reverse order, beginning with the most remote instalments of principal coming due on the Loan, so that the Borrower's obligation to pay the scheduled instalments of principal hereunder pursuant to Clause 6.1 shall not be affected until the entire outstanding principal of the Loan has been paid in full.

6.5      Notice and effect of prepayment

         No prepayment may be effected under this Clause 6 unless the Borrower shall have given the Agent at least 30 days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified in the notice. On a prepayment being made, the Commitments shall be automatically reduced by an amount equal to the amount so prepaid and sums prepaid may not be reborrowed.


                                       25.

6.6      Cancellation of Commitments

         The Borrower may at any time during the Availability Period by irrevocable notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 10 days after the receipt by the Agent of that notice the whole or any part (being
         (Yen)1,000,000,000 (one billion Yen) or a larger sum which is an integral multiple of (Yen)100,000,000 (one hundred million Yen)) of the total of the undrawn Commitments of all the Banks. On that cancellation taking effect the Commitment of each Bank shall be reduced proportionately.

6.7      Collateralization

         The Borrower may cash collateralize all or part of an Advance by means of making a Yen deposit ("Collateral") with each Bank on the terms of this Clause 6.7 and, if a Bank so selects, pursuant to the relevant Account Pledge.

         (a) The Borrower shall give the Agent not less than five Banking Days' notice of its intention to deposit Collateral (or 5 LIBOR Banking Days, in the case of a deposit in connection with a LIBOR Loan); that notice shall state the Banking Day or LIBOR Banking Day, as the case may be (which shall be during the Availability Period and shall be a Drawdown Date of an Advance) on which the Collateral is to be deposited, specify the aggregate amount of the Collateral, which shall be an integral multiple of (Yen)100,000,000 (one hundred million yen) or the amount of such Advance, and apportion the Collateral between the Banks.

         (b) The Borrower shall deposit the Collateral with the Banks pro rata to their Contributions (i) to such account with the relevant Bank as designated by such Bank specifically for such Collateral, or (ii) if the relevant Bank so selects, to the


                                       26.

                  relevant Pledged Account (provided that the relevant Account Pledge shall have been duly executed and delivered) on the Drawdown Date of the relevant Advance, and shall, in the case of (i), take such necessary steps on or before such Drawdown Date as the relevant Bank requires in order to satisfy such Bank that the Collateral is duly pledged or otherwise constitutes security to secure the Loan (in whole or in part) and is duly perfected.

         (c) The Collateral deposited with each Bank shall be held by that Bank in the designated account or the Pledged Account, as the case may be, only during the Availability Period, subject to paragraph (d) below with respect to withdrawals, and may be applied by the Bank as security against the Borrower's obligations to it under this Agreement, including pursuant to the agreement (the "Collateral Agreement") concerning such account and pledge or security interest over it or pursuant to the relevant Account Pledge, as the case may be, or through the exercise by the Bank against the Collateral of its set-off rights in accordance with Clause 14.1.

         (d) Subject to the relevant Collateral Agreement or the relevant Account Pledge, as the case may be, Collateral may be withdrawn only on 10 Banking Days' prior notice to the Agent and only on (i) an Interest Payment Date, or (ii) the Expiration Date; withdrawals shall be an integral multiple of
                  (Yen)100,000,000 (one hundred million yen) and apportioned pro rata among the Banks in accordance with their Contributions. When any Collateral is withdrawn in part pursuant to the foregoing provision, a Bank (other than a Bank in favour of which an Account Pledge has been executed and delivered) may require the Borrower to take such steps on or before such date of withdrawal as are necessary to satisfy such Bank that the remaining Collateral is duly pledged or otherwise constitutes a valid security interest to secure such Bank's Contribution (or part thereof) and is duly perfected,


                                       27.

                  and the Borrower shall comply with such requirements. Notwithstanding Clause 17.4, any agreement, instrument or other document (other than the Account Pledge) which the relevant Bank requires pursuant to this Clause 6.7 may be in the Japanese language consistent with such Bank's normal practice for taking and perfecting a pledge or other security interest over deposits.

7.       FEES AND EXPENSES

7.1      Fees

         The Borrower shall pay to the Agent whether or not any part of the Commitments is ever advanced:

         (a) an arrangement fee, underwriting fee and agency fee, in the amounts and at the times agreed between the Borrower and the Arranger in a letter dated 10 November 1995; and

         (b) beginning 31 March 1996 and on the last day of each consecutive three month period thereafter, for the account of each Bank, a commitment fee computed in respect of the period then ending at the rate of 0.125 per cent per annum on the daily undrawn and uncancelled amount of that Bank's Commitment during that period calculated based on the actual number of days elapsed and a 365 day year. Any Bank shall have the right not to receive any commitment fee for all or part of any period, without prejudice to such Bank's right to receive such fee for any other part of that period or for any other period. Prior to the Closing Date each Bank wishing to exercise such right not to receive the commitment fee for any period shall notify the Agent of the specifics thereof.


                                       28.

7.2      Expenses

         The Borrower shall pay to the Agent:

         (a) on or before the Drawdown Closing Date for the first Advance (and, to the extent not paid on or before such Drawdown Closing Date, within the time period provided for in Section 17(a)(i) of the Guaranty), all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Agent and the Arranger in connection with the negotiation, preparation, syndication and execution of this Agreement and the preparation and distribution of the Information Memorandum dated November 1995 in connection with this Agreement whether or not any part of the Commitments is ever advanced but subject to an aggregate limit as agreed to by the Agent and the Borrower in a letter dated 30 November 1995;

         (b) as soon as reasonably practicable in accordance with the Borrower's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of the Agent's invoice therefor, all reasonable expenses (including legal and out-of pocket expenses) incurred by the Agent and the Arranger in connection with any amendment or extension of or the granting of any waiver or consent under this Agreement; and

         (c) on demand, all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Agent, the Arranger, the Banks or any of them in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement, or otherwise in respect of the moneys owing under this Agreement, together with interest at the rate referred to in Clause 5.2 from the


                                       29.

                  date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3      Consumption, etc. tax

         All fees and expenses payable pursuant to this Clause 7 shall be paid together with an amount equal to any consumption, sales, value added or similar tax payable by the Agent, the Arranger or any Bank in respect of those fees and expenses.

7.4      Stamp and other duties

         The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Banks) imposed on or in connection with this Agreement or the Facility and shall indemnify the Agent, the Arranger and the Banks against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8.       PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1      No set-off or counterclaim; distribution to the Banks

         The Borrower acknowledges that, in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts advanced to the Borrower, those liabilities matching the liabilities of the Borrower to the Banks, and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on their due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. Accordingly all payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or


                                       30.

         counterclaim whatsoever and, subject to Clause 8.9, free and clear of any deductions or withholdings, in Yen (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on their due date to the account of the Agent specified in
         Schedule 1 or such other bank and/or account as the Agent may from time to time specify for this purpose; provided, however, that in the event of an Insolvency Proceeding affecting any Bank, any Collateral deposited in a Pledged Account at such Bank shall be retained as payment for, and shall be credited against, the Borrower's obligations under this Agreement to such Bank, and the Borrower shall have no further obligation to such Bank with respect to the amount so credited. Except where this Agreement specifically provides for a payment to be made for the account of a particular Bank, the Agent or the Arranger, payments to be made by the Borrower under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute those payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

8.2      Payments by the Banks

         Sums to be advanced by the Banks to the Borrower under this Agreement shall be remitted in Yen on the date of the Advance as stated in the relevant Drawdown Notice to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on that date in like funds as are received by the Agent to the account of the Borrower specified in the relevant Drawdown Notice.

8.3      Netting of Payments

         Despite any other provision of this Agreement, if on any date an amount (the "first amount") is to be advanced by a Bank under this Agreement and an amount (the "second amount") is due from the Borrower to that Bank under this Agreement, that Bank and the


                                       31.

         Borrower shall make their respective sums available to the Agent in accordance with Clauses 8.1 and 8.2, and the Agent shall apply the first amount in or towards payment of the second amount and shall remit to that Bank (or to the Borrower, as the case may be), the excess of one amount over the other amount in accordance with this Agreement.

8.4      Agent may assume receipt

         Where any sum is to be paid under this Agreement to the Agent for the account of the Borrower or any Bank, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make that sum available to the Person so entitled. If that payment is then not made to the Agent, then the Person to whom that sum was made available shall on request refund that sum to the Agent together with interest on it sufficient to compensate the Agent for the cost of making the sum available up to the date of repayment and the Person by whom the sum was payable shall indemnify the Agent for all loss or expense which the Agent may sustain or incur as a consequence of that sum not having been paid on its due date.

8.5      Time of payment

         Any sum payable by the Borrower to the Agent, the Arranger or to any Bank under this Agreement shall be paid so as to be received in immediately available funds in the payee's designated account by 11:00 a.m. for that account. Any payment received by the Agent from the Borrower for the account of the Arranger or any Bank or Banks which is received on its due date but after the time specified above and too late to be made available on that due date to the Arranger or the relevant Bank or Banks, as appropriate, shall be deemed to be received on the next Banking Day (though the Agent shall give credit to the Borrower for any interest earned by the Agent on that sum prior to its distribution). In holding any such sum, the Agent shall not be acting as agent of or trustee for the Borrower


                                       32.

         and may invest, deposit or otherwise deal with that sum as it may, in its absolute discretion, see fit without any duty or obligation to the Borrower in respect of that sum other than as specifically provided for in this Agreement.

8.6      Non-Banking Days

         When any payment under this Agreement would otherwise be due on a day which is not a Banking Day (or a LIBOR Banking Day, in the case of payment of principal or interest on a LIBOR Loan), the due date for payment shall be extended to the next following Banking Day (or LIBOR Banking Day, as the case may be) unless that Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day (or LIBOR Banking Day, as the case may be).

8.7      Calculations

         Except with respect to interest on the Loan and unless provided otherwise, all interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 365 day year. Interest on the Loan shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

8.8      Certificates conclusive

         Any certificate or determination of the Agent or any Bank as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Banks; provided that, in the case of expenses required to be paid by the Borrower pursuant to Clause 7.2, the Agent, the Arranger, or any Bank, as the case


                                       33.

         may be, shall provide such invoices, receipts or other documents evidencing or supporting such determination as is reasonably available to it, and such evidence or support shall be prima facie evidence of the amount payable by the Borrower pursuant to Clause 7.2.

8.9      Grossing-up for Taxes

         If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of any Bank, the Arranger or the Agent (or if the Agent is required to make any such deduction or withholding from a payment to the Arranger or a Bank)(except, in any such case, deductions or withholdings resulting from any Bank which is not a domestic corporation for the purposes of the Japanese Income Tax Law (shotoku zei hou) failing to satisfy the requirements of Article 180 of that law and Articles 304 and 305 of the Ordinance Enforcing the Income Tax Law, as modified by Article 42-2 of the Law Concerning Special Tax Treatment and Article 27-2 of the Ordinance Enforcing the Law Concerning Special Tax Treatment), the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank, the Arranger and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Bank, the Arranger and the Agent against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.



                                       34.

8.10     Bank accounts

         Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing the Advances and other sums owing by the Borrower under this Agreement and all payments in respect thereof made by the Borrower from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under this Agreement.

8.11     Partial payments

         If, on any date on which a payment is due to be made by the Borrower under this Agreement, the amount received by the Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on that date then, without prejudice to any rights or remedies available to the Agent, the Arranger or the Banks under this Agreement, the Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

         (a) firstly, in or towards payment of any unpaid fees, costs and expenses of the Agent under this Agreement;

         (b) secondly, in or towards payment to the Arranger of any portion of the arrangement fee or underwriting fee payable under Clause 7.1(a) which remains unpaid;


                                       35.

         (c) thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment fee payable under Clause 7.1(b) which is due but remains unpaid;

         (d) fourthly, in or towards payment of any default interest which is due but remains unpaid;

         (e) fifthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest (other than default interest) which is due but remains unpaid;

         (f) sixthly, in or towards payment to the Banks, on a pro rata basis, of any principal which is due but remains unpaid; and

         (g) seventhly, in or towards payment of any other sum which is due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

8.12     Variation of application

         The order of application set out in Clause 8.11(c) - 8.11(g) may be varied by the Agent only if all the Banks so direct.

9.       REPRESENTATIONS AND WARRANTIES

9.1      Representations and Warranties

         The Borrower represents and warrants to each of the Banks, the Arranger and the Agent that:



                                       36.

         (a)      Due incorporation

                  the Borrower is duly incorporated and validly existing under the laws of Japan as a limited liability stock company and has power to carry on its business as it is now being conducted and to own its property and other assets;

         (b)      Corporate power to borrow

                  the Borrower has power to execute, deliver and perform its obligations under this Agreement and to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowings under this Agreement;

         (c)      Binding obligations

                  this Agreement constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms, except insofar as the validity, binding nature and enforceability of the Borrower's obligations hereunder may be limited by the effect of insolvency, reorganization, arrangement, moratorium, and other similar laws, statutes of limitation, and the effect of general principles of equity;

         (d)      No conflict with other obligations

                  the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement by the Borrower will not (i) contravene any existing material law or licence to which the Borrower is subject; (ii) conflict with, or result in any breach of any of the terms of, or


                                       37.

                  constitute a default under, any material agreement or other instrument to which the Borrower is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the Borrower's Articles of Incorporation or (iv) result in the creation or imposition of or oblige the Borrower to create any Lien on any of the Borrower's undertaking, assets, rights or revenues;

         (e)      Consents obtained

                  No authorization, consent, approval, license, exemption of, or notarisation, filing, recordation, registration or enrollment in or with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Borrower of its obligations under this Agreement;

         (f)      Financial statements correct and complete

                  the audited financial statements of the Borrower in respect of the financial year ended on 31 December 1994 and the unaudited financial statements of the Borrower in respect of the financial quarter ended 30 September 1995, each as delivered to Agent, have been prepared in accordance with generally accepted accounting principles and practices in Japan (in the case of the yearly financial statements) or GAAP (in the case of the quarterly financial statements), which in each case have been consistently applied and present fairly and accurately the financial position of the Borrower as at such dates, respectively, and the results of the operations of the Borrower for the respective financial periods ended on such dates and, as at such dates, the Borrower did not have any significant liabilities


                                       38.

                  (contingent or otherwise) or any unrealised or unanticipated losses which are not disclosed by, or reserved against or provided for in, those financial statements;

         (g)      Choice of law

                  the choice by the Borrower of the laws of Japan to govern this Agreement is valid and binding;

         (h)      No immunity

                  neither the Borrower nor any of its assets is entitled to special immunity (other than those generally available) on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

         (i)      No withholding Taxes

                  provided that each Bank is incorporated in or has its Lending Office in Japan and, in the latter case, has duly satisfied the requirements of Article 180 of the Income Tax Law of Japan, Articles 304 and 305 of the Ordinance Enforcing the Income Tax Law, as modified by Article 42-2 of the Law Concerning Special Tax Treatment and Article 27-2 of the Ordinance Enforcing the Law Concerning Special Tax Treatment, no Taxes (other than Stamp Tax) are imposed by withholding or otherwise on any payment to be made by the Borrower under this Agreement or are imposed on or by virtue of the execution or delivery by the Borrower of this Agreement or any document or instrument to be executed or delivered under this Agreement.



                                       39.

9.2      Representations and Warranties incorporated by reference

         The Borrower represents and warrants that, as to the Borrower, the statements contained in subsections 10(e), (f), (g), (h), (i) (j), (k),
         (m), (o), (p), (s) and (t) of the Guaranty are true and complete to the same extent as if such statements were set forth herein as being made by the Borrower, and such representations and warranties, as to the Borrower, are herein incorporated by reference and shall survive the termination or cancellation of the Guaranty.

9.3      Repetition

         The representations and warranties in Clause 9.1 and Clause 9.2 (and so that the representation and warranty in Clause 9.1(f) shall for this purpose refer to the then latest financial statements delivered to the Agent under Clause 10.1) shall be deemed to be repeated by the Borrower on and as of each Drawdown Date as if made with reference to the facts and circumstances existing on each such day.

10.      UNDERTAKINGS

10.1     Undertakings

         The Borrower undertakes with each of the Banks and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement and while all or any part of the Commitments remains outstanding, it will:


                                       40.

         (a)      Notice of Default

                  promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Agreement and of any Default immediately on becoming aware of it and will from time to time, if so requested by the Agent, confirm to the Agent that, except as otherwise stated in that confirmation, no Default has occurred and is continuing;

         (b)      Use of proceeds

                  use the Advances exclusively for the purposes specified in Clause 1.1;

         (c)      Pari passu

                  ensure that its obligations under this Agreement shall, without prejudice to the provisions of Clause 10.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness;

         (d)      Financial statements

                  prepare financial statements in accordance with generally accepted accounting principles and practices in Japan consistently applied in respect of each financial year and cause the same to be reported on by its auditors and prepare unaudited financial statements in respect of each quarter in accordance with GAAP and deliver sufficient copies of the same to the Agent for distribution to all the Banks as soon as practicable but not later than 100 days (in the case of audited financial statements) or 55 days (in the case of unaudited financial statements) after the end of the financial period to which they relate;


                                       41.

         (e)      Delivery of reports

                  deliver to the Agent, for distribution to the Banks, sufficient copies for all the Banks of every report, circular, notice or like document issued by the Borrower to its creditors generally, at the time of issue thereof;

         (f)      Pension schemes

                  ensure that the levels of contribution to the pension schemes for the time being operated by the Borrower are and continue to be sufficient to cover the liabilities of such schemes in full to the extent contributions to cover such liabilities are permitted or will not result in taxation on participants thereof in the year in which contribution is made; and

         (g)      Additional Undertakings incorporated by reference

                  to the extent provided in the Guaranty as covenants of the Guarantor to cause the Borrower or any Subsidiary to comply with the covenants set forth in subsections 11(b), (c), (d),
                  (e), (f), (g), (h), (i), (k) and (m) of the Guaranty, undertake to comply with such covenants to the same extent as if such covenants were set forth herein as covenants of the Borrower, and such covenants with respect to the Borrower are hereby incorporated herein by reference, mutatis mutandis, as being covenants of the Borrower and shall survive the termination or cancellation of the Guaranty.

10.2     Pledges


                                       42.

         The Borrower undertakes with each of the Banks and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement and while all or any part of the Commitments remains outstanding, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

         (a)      Negative pledge

                  it will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens and other Liens that are not prohibited by
                  Section 12(a) of the Guaranty; and

         (b)      Additional Pledges incorporated by reference

                  to the extent provided in the Guaranty as being covenants of the Guarantor not to permit the Borrower or any Subsidiary to take certain actions, the Borrower will undertake to comply with the covenants set forth in subsections 12(b), (c), (d),
                  (e), (f) and (g) of the Guaranty, to the same extent as if such covenants were set forth herein as covenants of the Borrower, and such covenants with respect to the Borrower are hereby incorporated herein by reference, mutatis mutandis, as being covenants of the Borrower and shall survive the termination or cancellation of the Guaranty.



                                       43.

11.      EVENTS OF DEFAULT

11.1     Events of Default

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of the Borrower or the Guarantor):

         (a) Non-payment: the Borrower fails to pay in Yen any principal or interest due from it under this Agreement, at the time and in the manner stipulated in this Agreement, or any other sum due from it under this Agreement, in the manner stipulated in this Agreement and within five Banking Days (each of which shall be a day on which commercial banks are open for business in California) of the due date; or

         (b) Breach of certain obligations: the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under Clause 10.2 (subject, in the case of the covenants incorporated by reference in Clause 10.2(b), to such grace period, if any, as may be available under the Guaranty with respect to such covenants); or

         (c) Breach of other obligations: the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under this Agreement (other than failure to pay any sum when due or any breach of the provisions of Clause 10.2) and, in respect of any such breach or omission which in the opinion of the Majority Banks is capable of remedy, such breach or omission shall continue for 30 or more days after the occurrence of such default; or


                                       44.

         (d) Repudiation: the Borrower repudiates this Agreement or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement; or

         (e) Guaranty effective: the Guaranty ceases to be (or the Guarantor claims that the Guaranty has ceased to be) in full force and effect; or

         (f) Guaranty default: any Event of Default (as defined in the Guaranty) occurs under the Guaranty; or

         (g) Suspension by clearing house: the official clearing house for the settlement of promissory notes in observance of its rules takes procedures for suspension of the Borrower's transactions with banks and similar institutions.

11.2     Acceleration

         The Agent may, or if so instructed by the Majority Banks, shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default so long as the same is continuing by notice to the Borrower declare that:

         (a) the obligation of each Bank to make its Commitment available shall be terminated and the Commitments shall then immediately be reduced to zero; and/or

         (b) all outstanding Advances and all interest, agency fee, and commitment fee accrued and all other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of that notice, become so due and payable;


                                       45.

         provided that, upon the occurrence of any Event of Default described in
         Section 14(e) or Section 14(f) of the Guaranty, the result which would otherwise occur only upon declaration by the Agent shall occur automatically, without the necessity of any action by the Agent or the Banks.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Borrower (and without prejudice to Clause 5.2), to select the duration of Interest Periods.

11.3     Demand basis

         If, pursuant to Clause 11.2(b), the Agent declares all outstanding Advances to be due and payable on demand then, at any time thereafter, the Agent may, or, if so instructed by the Majority Banks, shall, by written notice to the Borrower (a) call for repayment of the Advances on such date as may be specified in that notice and the Advances shall become due and payable on the date so specified together with all interest, agency fee, and commitment fee accrued and all other sums payable under this Agreement or (b) withdraw that declaration with effect from the date specified in the notice.

12.      INDEMNITIES

12.1     Broken funding and other indemnities

         The Borrower shall on demand indemnify each Bank, the Arranger and the Agent, without prejudice to any of their other respective rights under this Agreement, against any loss or expense which such Bank, the Arranger or the Agent shall certify as having been sustained or incurred by it as a consequence of:



                                       46.

         (a) any default in payment by the Borrower of any sum under this Agreement when due;

         (b) the occurrence of any other Event of Default or any acceleration pursuant to Clause 11.2;

         (c) any prepayment of any Advance or part thereof being made under Clause 6.2, Clause 6.3 or Clause 13.1 otherwise than on Interest Payment Date; or

         (d) any Advance not being made for any reason (excluding any default by the Agent, the Arranger or any Bank) after a Drawdown Notice has been given,

         including, in any such case, any loss or expense sustained or incurred by such Bank in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund its Contribution or any part thereof or any other amount owing to such Bank.

12.2     Currency indemnity

         If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Agreement or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the Borrower shall indemnify and hold harmless the Agent, the Arranger and each Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first


                                       47.

         currency into the second currency and (ii) the rate or rates of exchange at which the Agent, the Arranger or such Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this Clause 12.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.      UNLAWFULNESS AND INCREASED COSTS

13.1     Unlawfulness

         If it is or becomes contrary to any law or regulation for any Bank to contribute to Advances or to maintain its Commitment or fund its Contribution, that Bank shall promptly, through the Agent, notify the Borrower and then (a) that Bank's Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Contribution of that Bank not later than upon expiration of the relevant Interest Period or, if earlier, on such date as may be required by the applicable change in law or regulation.

13.2     Increased costs

         If the result of any change occurring after December 1, 1995 in, or in the interpretation or application of, or the introduction of, any law (including those relating to Taxation, capital adequacy, liquidity, reserve assets and special deposits) is to:

         (a) subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement (other than Taxes or Taxation on the


                                       48.

                  overall net income, profits or gains of that Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

         (b) increase the cost to, or impose an additional cost on, any Bank in making or keeping its Commitment available or maintaining or funding its Contribution; and/or

         (c) reduce the amount payable or the effective return to any Bank under this Agreement; and/or

         (d) reduce any Bank's rate of return on its capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under this Agreement; and/or

         (e) require any Bank to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under this Agreement,

         then and in each such case :

                  (i) that Bank shall notify the Borrower through the Agent in writing of that event promptly upon its becoming aware of the same; and

                  (ii) the Borrower shall on demand, made at any time whether or not the relevant Bank's Contribution has been repaid, pay to the Agent for the account of the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which that Bank regards as confidential) is required to


                                       49.

                           compensate the Bank for that increased cost, reduction, payment or forgone return.

14.      SET-OFF AND PRO RATA PAYMENTS

14.1     Set-off

         The Borrower authorises each Bank to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Borrower to the Bank under this Agreement. For this purpose each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect that application. None of the Banks shall be obliged to exercise any right given to it by this Clause 14.1. Each Bank shall notify the Agent and the Borrower immediately on the exercise or purported exercise of any right of set-off, giving full details in relation thereto and the Agent shall inform the other Banks. The provisions of this Clause 14.1 shall apply without prejudice to the Banks' rights under the Account Pledges.

14.2     Pro rata payments

         (a) If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by exercise of its rights under the relevant Collateral Agreement or the relevant Account Pledge (as the case may be) and other than by payment through the Agent pursuant to Clause
                  8.1 or Clause 8.11, the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Direct Receipt") notify the Agent of the amount of the Direct Receipt. If the Direct Receipt exceeds the amount which the Recovering Bank would have received if the


                                       50.

                  Direct Receipt had been received by the Agent and distributed pursuant to Clause 8.1 or Clause 8.11 (as the case may be) then:

                  (i) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

                  (ii) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrower and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with Clause 8.1 or Clause 8.11, as appropriate; and

                  (iii) as between the Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

         (b) If any part of the Direct Receipt subsequently has to be wholly or partly refunded by the Recovering Bank each Bank to which any part of such Direct Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank its pro rata share of the amount which has to be refunded by the Recovering Bank.

         (c) Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 14.2.

         (d) Any amount received or recovered by a Bank under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 14.2.


                                       51.

15.      ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

15.1     Benefit and burden

         This Agreement shall be binding upon, and enure for the benefit of, the Banks, the Arranger, the Agent and the Borrower and their respective successors and Substitutes.

15.2     No assignment by Borrower

         The Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement.

15.3     Participation

         Any Bank may, in its absolute discretion and without any requirement to obtain the consent of or to give notice or any information to any other party, grant one or more participating interests in its proportion of the Loan to any third party (a "Participant"). The granting of such a participating interest shall not affect the relevant Bank's rights and obligations under this Agreement nor shall the Participant acquire any rights or assume any obligations under this Agreement other than with the agreement of the Borrower and the Agent.


                                       52.

15.4     Substitution

         Otherwise than in accordance with this Clause 15.4, each Bank may not assign all or any of its rights hereunder. Each Bank (a "Transferring Bank") may, in its absolute discretion and without any requirement to obtain the consent of any other party (other than the consent of the Agent and the Borrower, which consent shall not be unreasonably withheld or delayed), transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to another person (a "Substitute"). Any such novation shall be effected on 5 Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by the Transferring Bank and the Substitute (which the Agent shall promptly execute for itself, the Borrower and the other Banks (the "other parties")). Subject to the execution of that Substitution Certificate by all parties to it, on the effective date specified in a Substitution Certificate, to the extent that they are expressed in that Substitution Certificate to be the subject of the novation effected pursuant to this Clause 15.5:

         (a) the other parties and the Transferring Bank shall be released from their respective obligations towards one another under this Agreement (the "discharged obligations") and their respective rights against one another under this Agreement (the "discharged rights") shall be cancelled;

         (b) the relevant Substitute and the other parties shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by that Substitute instead of to or by the Transferring Bank; and

         (c) the relevant Substitute and the other parties shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against the Transferring Bank


                                       53.

         and, on the date upon which such novation takes effect, the Substitute shall pay to the Agent for its own account a fee of (yen)250,000. The Agent shall promptly notify the other parties of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of that Substitution Certificate to the Borrower.

15.5     Reliance on Substitution Certificate

         The Agent and the Borrower may rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this Clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the Transferring Bank and the Substitute and neither the Agent nor the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

15.6     Authorisation of Agent

         The Borrower and each Bank irrevocably authorises the Agent to counter-sign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrower or such Bank.

15.7     Construction of certain references

         If any Bank novates any of its rights, benefits and obligations as provided in Clause 15.4 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to that Bank and/or its Substitute (as the case may be) to the extent of their respective interests.


                                       54.

15.8     Lending offices

         Each Bank shall lend through its office at the address specified in
         Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of that Bank selected from time to time by that Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this Clause 15.8, the Bank shall notify the Agent promptly of that change. A Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) not to elect a lending office that, at the time of making such election, increases the amounts which would have been payable by the Borrower to such Bank under this Agreement in the absence of such election, unless, in the sole judgment of such Bank, it would be advantageous to the Bank to elect such lending office.

15.9     Disclosure of information; Confidentiality

         Any Bank may disclose to a prospective transferee or Substitute or to any other Person who may propose entering into contractual relations with that Bank in relation to this Agreement such information about the Borrower as the Bank shall consider appropriate. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information identified as "confidential" or "secret" by the Borrower or the Guarantor and provided to it by the Borrower, the Guarantor or any Subsidiary of the Guarantor in connection with this Agreement, or any other Loan Document, and neither the Bank nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or in enforcement of this Agreement or the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, the Guarantor


                                       55.

         or a Subsidiary of the Guarantor, provided that such source is not bound by a confidentiality agreement with the Borrower; provided, further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Arranger, Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to any Participant or Substitute, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (G) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Bank; and (H) to such Bank's independent auditors and other professional advisors. The provisions of this Clause 15.9 shall not preclude the Borrower, in any situation described in clauses (B),
         (C) or (D) above, from contesting in any legal manner any order or requirement to disclose such information or seeking to impose limits on such disclosure.

16.      ARRANGER, AGENT AND REFERENCE BANKS

16.1     Appointment of Agent

         Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and authorises the Agent (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement, together with such powers and discretions as are reasonably incidental thereto. Neither the Agent nor the Arranger



                                       56.

         shall, however, have any duties, obligations or liabilities to the Banks beyond those expressly stated in this Agreement.

16.2     Amendments; Waivers

         (a) Subject to Clause 16.2(b), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement), (i) agree to amendments or modifications to this Agreement with the Borrower and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement by the Borrower. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and shall be binding on all the Banks.

         (b) Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks to agree with the Borrower to any amendment or modification to this Agreement or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement by the Borrower, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce any applicable Margin, (ii) postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by the Borrower under this Agreement,
                  (iii) change the currency in which any amount is payable by the Borrower under this Agreement, (iv) increase any Bank's Commitment, (v) extend the Availability Period, (vi) change the definition of "Majority Banks" in Clause 1.2, (vii) change any provision of this Agreement which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction


                                       57.

                  of all the Banks, (viii) change the order of distribution under Clause 8.11, (ix) change Clause 14.2 or (x) change this Clause 16.2.

16.3     Rights of Agent as Bank; No partnership

         With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.4     No liability of Arranger and Agent

         Neither the Arranger nor the Agent shall:

         (a)      be obliged to request any certificate or opinion under Clause
                  3.4 or Clause 10.1 or to make any enquiry as to the use of the proceeds of the Loan unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the Borrower, or be obliged to make any enquiry as to any default by the Borrower in the performance or observance of any of the provisions of this Agreement or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or



                                       58.

         (b) be liable to any Bank for any action taken or omitted under or in connection with this Agreement or the Facility unless caused by its gross negligence or wilful misconduct.

         For the purposes of this Clause 16 the Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent for the Borrower or any of its Subsidiaries or associated companies or any other person which may be a trade competitor of the Borrower or may otherwise have commercial interests similar to those of the Borrower.

16.5     Agent's duty to notify and take action

         The Agent shall:

         (a) promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from the Borrower under or pursuant to Clauses 10.1(a) or 10.1(e); and

         (b) (subject to its being indemnified to its satisfaction) take such action or, as the case may be, refrain from taking such action with respect to any Default of which the Agent has actual knowledge as the Majority Banks may reasonably direct.

16.6     Identity of Banks

         The Agent may deem and treat (a) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a


                                       59.

         Substitution Certificate shall have been filed with the Agent, and (b) the office set opposite the name of each Bank in Schedule 1 or, as the case may be, in any relevant Substitution Certificate as such Bank's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice.

16.7     Non-reliance on Arranger or Agent

         Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent or the Arranger and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrower and its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of any Advances under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Borrower whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Agent) as provided in Clause 16.5(a).

16.8     No Responsibility on Arranger or Agent for Borrower's performance

         Neither the Arranger nor the Agent shall have any responsibility to any Bank on account of the failure of the Borrower or the Guarantor to perform its obligations under this Agreement or the Guaranty or for the financial condition of the Borrower or the Guarantor or for the completeness or accuracy of any statements, representations or warranties in this Agreement or the Guaranty or the Information Memorandum or any document delivered under this Agreement or for the execution, effectiveness, adequacy, genuineness, validity,


                                       60.

         enforceability or admissibility in evidence of this Agreement or of any certificate, report or other document executed or delivered under this Agreement or otherwise in connection with the Facility or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks. The Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

16.9     Other dealings

         The Arranger and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Borrower or any of its Subsidiaries or associated companies or any of the Banks as if it were not the Arranger or the Agent as the case may be.

16.10    Reimbursement and indemnity by Banks

         Each Bank shall reimburse the Arranger and the Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Arranger or the Agent is not reimbursed by the Borrower or the Guarantor, for the charges and expenses incurred by the Arranger and the Agent in connection with the contemplation of, or otherwise in connection with, the enforcement of, or the preservation of any rights under, or in carrying out its duties under, this Agreement including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall indemnify the Agent (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with this Agreement or the performance of its duties under this Agreement or any action taken or omitted by the


                                       61.

         Agent under this Agreement, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.

16.11    Retirement of Agent

         (a) The Agent may retire from its appointment as Agent under this Agreement having given to the Borrower and each of the Banks not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Agent as a successor agent:

                  (i) a Bank nominated by the Majority Banks or, failing such a nomination,

                  (ii) any reputable and experienced bank or financial institution with offices in Tokyo and nominated by the Agent,

                  which shall have consented to such appointment.

         (b) On any such successor being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent.

16.12    Change of Reference Banks

         If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with Clause 6.3 or Clause 13.1 or (c) a Reference Bank assigns and/or novates the whole of its


                                       62.

         rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR, the Agent may, acting on the instructions of the Majority Banks (which for this purpose shall not include the relevant Reference Bank), terminate the appointment of such Reference Bank and appoint another Bank to replace such Reference Bank.

16.13    Variation of Exhibits

         The Agent may require such changes to any of the Exhibits as are reasonable, in the opinion of the Agent after consultation with the Banks, to protect the interests of the Banks under this Agreement.

17.      NOTICES AND OTHER MATTERS

17.1     Notices

         Every notice, request, demand or other communication under this Agreement shall:

         (a) be in writing delivered personally or by prepaid letter (airmail if the addressee is abroad), telex or telefax;

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or 2 business days after it has been put into the post (7 business days if delivered through international airmail), in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the transmission and, in the case of a telefax, when a complete and legible copy is received by the addressee (provided that if the date of receipt of a letter is not a business day in the country of the addressee or


                                       63.

                  if the time of receipt of any telex or telefax is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

         (c) be sent to the addressee at the relevant address telex number or telefax number stated in Schedule 1 or to such other address, telex number or telefax number as has been notified by the addressee to the other parties.

17.2     Notices through the Agent

         Every communication under this Agreement to be given by the Borrower to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Borrower shall (except as otherwise provided in this Agreement) be given by the Agent.

17.3     No implied waivers, remedies cumulative

         No failure or delay on the part of the Agent, the Arranger, the Banks or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Arranger, the Banks or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

17.4     English language

         This Agreement is made in and shall be construed in the English language; all certificates, instruments and other documents to be delivered under or supplied in connection with this


                                       64.

         Agreement shall be in the English language; provided that, to the extent that (a) any corporate document of the Borrower is in the ordinary course of its business prepared in Japanese or (b) any instrument or other document issued by a Governmental Authority is in Japanese, such documents shall be delivered hereunder in Japanese and, if appropriate, shall be accompanied by an English translation thereof. Without limiting the generality of the foregoing, the Borrower's certificate of seal impression and the certified copy of the commercial registry of the Borrower need not be accompanied by their English translations.

18.      GOVERNING LAW AND JURISDICTION

18.1     Governing Law

         This Agreement shall be governed by, and construed in accordance with, the laws of Japan.

18.2     Jurisdiction

         (a) Each party irrevocably agrees that the Tokyo District Court shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and, for those purposes, irrevocably submits to the jurisdiction of that court.

         (b) Each party irrevocably waives any objection which it might now or hereafter have to the court referred to in Clause 18.2(a) being nominated as the forum to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that court is not a convenient or appropriate forum.


                                       65.

         (c) The submission to the jurisdiction of the court referred to in Clause 18.2(a) shall not (and shall not be construed so as to) limit any right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

         (d) Each party consents generally in respect of any legal action or proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.




                                      66.

IN WITNESS OF WHICH the parties have caused this Agreement to be duly executed on the date first above written.

                                           LSI LOGIC JAPAN SEMICONDUCTOR, INC.

                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:



                                      67.

                                            ABN AMRO BANK N.V., as Arranger

                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:

                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:



                                      68.

                             ABN AMRO BANK N.V., Tokyo Branch, as Agent and a

                             Bank

                             By:
                                      --------------------------
                                      Name:
                                      Title:




                                      69.

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED, as
                                 Co-Agent and a Bank

                                 By:
                                          ----------------------------
                                          Name:
                                          Title:




                                      70.

                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION

                                By:
                                          ----------------------------
                                          Name:
                                          Title:




                                      71.

                                            THE SANWA BANK, LIMITED

                                            By:
                                                     ---------------------------
                                                     Name:
                                                     Title:




                                      72.

                                           THE BANK OF NOVA SCOTIA, Tokyo Branch

                                           By:
                                                    ----------------------------
                                                    Name:
                                                    Title:




                                      73.

                                       BANQUE NATIONALE DE PARIS, Tokyo Branch

                                       By:
                                               ----------------------------
                                               Name: Michel Cohen-Tannugi
                                               Title: Executive Director




                                      74.

                                            BARCLAYS BANK PLC, Tokyo Branch

                                            By:
                                                    ----------------------------
                                                    Name:
                                                    Title:




                                      75.

                                  MORGAN GUARANTY TRUST COMPANY OF NEW

                                  YORK

                                  By:      ____________________________________
                                           Name:

                                           Title:



                                       76.

                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.

                                  By:      ____________________________________
                                           Name:    Yoshimasa Osawa

                                           Title:   Representative Director


                                       77.

                                  THE SUMITOMO BANK, LTD.

                                  By:      ____________________________________
                                           Name:

                                           Title:


                                       78.

                                   Schedule 1

                         The Parties and the Commitments

                                 A. The Borrower

1)       Name:    LSI Logic Japan Semiconductor, Inc.

2)       Incorporated in:  Japan

3)       Principal Office: 10, Kitahara
                           Tsukuba-shi
                           Ibaraki, Japan

4)       Fax:     81-298-54-0831

5)       Notices to:       LSI Logic Corporation
                           1551 McCarthy Boulevard
                           MS D-106
                           Milpitas, CA  95035
                           Fax:  (408) 433-6896

6)       Notices for the attention of:

                           1.       General Counsel
                           2.       Treasurer


                                      S-1-1

                       B. The Banks and their Commitments

                                       Address, telex and            Commitment
                Name                   Telefax number                  (yen)
                ----                   ------------------              ------
          ABN AMRO Bank N.V.           Lending Office:             4,000,000,000
                                       --------------

                                       Tokyo Branch
                                       13F, Shiroyama JT Mori
                                       Building
                                       4-3-1, Toranomon
                                       Minato-ku, Tokyo 105
                                       Japan
                                       Attn:  Structured Finance
                                       Tel: 81-3-5401-6319
                                       Fax: 81-3-5401-6361/6363

                                       Notices to:

                                       Same as above.


                                      S-1-2

                       B. The Banks and their Commitments

                                       Address, telex and            Commitment
                Name                   Telefax number                  (yen)
                ----                   ------------------              ------
The Industrial Bank of                 Lending Office:             3,500,000,000
        Japan, Limited                 --------------
                                       3-3 Marunouchi 1-chome
                                       Chiyoda-ku, Tokyo 100
                                       Japan
                                       Attn:    Mr. Takahiko
                                                Ueda/Ms. Keiko
                                                Yamazaki
                                       Foreign Corporations
                                       Group, Corporate Banking
                                       Department (Multinational)
                                       Tel: 81-3-5200-7424
                                       Fax: 81-3-3201-3468

                                       Notices to:

                                       Same as above.


                                      S-1-3

                       B. The Banks and their Commitments

                                       Address, telex and           Commitment
                Name                   Telefax number                 (yen)
                ----                   ------------------             ------
Bank of America National               Lending Office:             2,000,000,000
         Trust and Savings             --------------
         Association                   Tokyo Branch
                                       ARK Mori Bldg.
                                       1-12-32 Akasaka
                                       Minato-ku
                                       Tokyo 107, Japan
                                       Attn: Ms. Ayako Nishimura
                                       Tel: 81-3-3587-3143
                                       Fax: 81-3-3587-3373
                                       Telex: J22272 BANKOAM

                                       Notices to:
                                       ----------

                                       As to administrative
                                       matters and wiring
                                       instructions, same
                                       as above. As to other
                                       matters:

                                       ARK Mori Bldg.
                                       1-12-32 Akasaka
                                       Minato-ku
                                       Tokyo 107, Japan
                                       Attn: Satoshi Nemoto
                                             Relationship Manager
                                       Tel: 81-3-3587-3110
                                       Fax: 81-3-3587-3373

                                      S-1-4

                       B. The Banks and their Commitments

                                       Address, telex and                Commitment
                Name                   Telefax number                      (yen)
                ----                   ------------------                  ------
The Sanwa Bank, Limited                Lending Office:                  3,000,000,000
                                       --------------

                                       International Finance
                                       Dept., Tokyo
                                       1-1-1, Otemachi
                                       Chiyoda-ku
                                       Tokyo 100, Japan
                                       Attn:    Structured Finance
                                                Group
                                       Tel: 81-3-5252-1928 Fax:
                                       81-3-3284-0902

                                       Notices to:

                                       Same as above


                                      S-1-5

                       B. The Banks and their Commitments

                                       Address, telex and           Commitment
                Name                   Telefax number                (yen)
                ----                   ------------------            ------
The Bank of Nova Scotia                Lending Office:            2,000,000,000
                                       --------------

                                       Tokyo Branch
                                       Fukoku Seimei Building
                                       21st Floor
                                       2-2 Uchisaiwaicho 2-chome
                                       Chiyoda-ku
                                       Tokyo 100, Japan
                                       Attn:    Robert A. Ulmer,
                                                Vice President
                                       Tel:     81-3-3593-0202
                                       Fax:     81-3-3593-0299

                                       Notices to:

                                       Same as above


                                      S-1-6

                       B. The Banks and their Commitments

                                       Address, telex and              Commitment
                Name                   Telefax number                     (yen)
                ----                   --------------                     -----
Banque Nationale de Paris              Lending Office:                2,000,000,000

                                       Tokyo Branch
                                       Shiroyama JT Mori
                                       Building, 23rd Floor
                                       3-1 Toranomon 4-chome
                                       Minato-ku, Tokyo 105
                                       Japan
                                       Attn: Michel Cohen Tannugi,
                                       Executive
                                       Director and Keiichi Isome,
                                       Vice President
                                       Tel: 81-3-5473-3520
                                       Fax: 81-3-5473-3510

                                       Notices to:

                                       Same as above, with copy
                                       to:

                                       Banque Nationale de Paris
                                       San Francisco Branch
                                       180 Montgomery Street
                                       3rd Floor
                                       San Francisco, California
                                       Attn: Rafael Lumanlan
                                       Tel: 415-956-0707
                                       Fax: 415-296-8954


                                      S-1-7

                       B. The Banks and their Commitments

                                     Address, telex and                   Commitment
               Name                  Telefax number                           (yen)
               ----                  ------------------                      ------
Barclays Bank PLC                    Lending Office:                     2,500,000,000
                                     --------------

                                     Tokyo Branch
                                     15th Floor Urbannet Otemachi
                                     Building
                                     2-2-2 Otemachi, Chiyoda-ku
                                     Tokyo 100, Japan
                                     Attn:   Satoaki Takahashi
                                             Director
                                     Tel: 81-3-5255-0151
                                     Fax: 81-3-5255-0157
                                     Telex: 24968 BARGROUPJ J

                                     Notices to:

                                     Same as above.


                                      S-1-8

                       B. The Banks and their Commitments

                                       Address, telex and               Commitment
                Name                   Telefax number                      (yen)
                ----                   ------------------                 ------
Morgan Guaranty Trust                  Lending Office:                2,000,000,000
         Company of New                --------------
         York                          Akasaka Park Building
                                       2-20, Akasaka 5-chome
                                       Minato-ku
                                       Tokyo 107 Japan
                                       Attn: Atsushi Suzuki
                                               Vice President,
                                               Global Credit
                                       Tel: 81-3-5573-1438
                                       Fax: 81-3-5573-1458

                                       Notices to:

                                       Same as above.


                                      S-1-9

                       B. The Banks and their Commitments

                                       Address, telex and                 Commitment
                Name                   Telefax number                        (yen)
                ----                   ------------------                   ------
The Long-Term Credit Bank              Lending Office:                  2,000,000,000
             of Japan, Ltd.            --------------
                                       Tokyo Branch
                                       1-6 Yaesu 2
                                       Chuo-ku
                                       Tokyo 104, Japan
                                       Attn:    Tokyo Corporate
                                                Finance Division I
                                       Tel:     81-3-3281-5112
                                       Fax:     81-3-5203-7152

                                       Notices to:

                                       Same as above


                                     S-1-10

                       B. The Banks and their Commitments

                                       Address, telex and              Commitment
                Name                   Telefax number                     (yen)
                ----                   ------------------                ------
The Sumitomo Bank, Ltd.                Lending Office:                2,000,000,000
                                       --------------

                                       Yotsuya Branch
                                       2-3-5 Yotsuya
                                       Shinjuku-ku
                                       Tokyo 160, Japan
                                       Tel: 81-3-3356-8131
                                       Fax:_______________

                                       Notices to:

                                       Same as above


                                     S-1-11

                                  C. The Agent

1)       Name:    ABN AMRO BANK N.V., Tokyo Branch
2)       Incorporated in:
3)       Principal Office: 13F, Shiroyama JT Mori Building
                           4-3-1, Toranomon, Minato-ku
                           Tokyo 105, Japan
4)       Telex:
5)       Fax:     81-3-5401-6361/6363
6)       Notices to:       [If different from 3)-5)]
7)       Notices for the attention of:  Structured Finance
8)       Payment Account
         Bank:    The Sakura Bank, Ltd.
         Branch:  Tokyo Main Office (Toukyo Eigyoubu)
         Address:
         A/c No:  1008000 (current account)


                                     S-1-12

                                   Schedule 2

             Documents and evidence required as conditions precedent



                                   A. Borrower

(a) A copy, certified as then true and complete and up-to-date as of the Closing Date by a duly authorised office of the Borrower, of the Articles of Incorporation of the Borrower.

(b) A copy, certified as a true copy by a duly authorised officer of the Borrower, of resolutions of the Board of Directors of the Borrower effective as of the Closing Date evidencing approval of this Agreement and authorising its appropriate officers or attorney (as applicable) to execute and deliver this Agreement and to give all notices and take all other action required by the Borrower under this Agreement.

(c) Specimen signatures, authenticated by a duly authorised officer of the Borrower, of the Persons authorised in the resolutions of the Board of Directors referred to in paragraph (b) above together with the executed Power of Attorney empowering that Person to execute and deliver this Agreement and to give all notices and take all other action required by the Borrower under this Agreement (if applicable).

                                     S-2-1

(d) An opinion of legal advisers to the Borrower on Japanese law, dated the Drawdown Closing Date of the first Advance, in a form satisfactory to and previously approved by the Agent.

(e) An opinion of Nishimura & Sanada, special legal advisers in Japan to the Agent and the Banks, dated the Drawdown Closing Date of the first Advance, in a form satisfactory to and previously approved by the Agent.

(f) A certified copy of the commercial registry and a certificate of seal impression (each as of the Closing Date) of a representative director of the Borrower executing this Agreement or the Power of Attorney referred to above (as the case may be).

                                B. The Guarantor

(a)      The Guaranty, executed by the Guarantor.

(b) Copies of the resolutions of the board of directors of the Guarantor and other necessary corporate action authorizing the Guarantor to enter into the Guaranty and the transactions contemplated thereby, certified as of the Closing Date by the Secretary or Assistant Secretary of the Guarantor; and


                                     S-2-2

(c) A certificate of the Secretary or Assistant Secretary of the Guarantor certifying as of the Closing Date the names and true signatures of the officers of the Guarantor authorized to execute, deliver and perform, as applicable, the Guaranty, and all other documents to be delivered by it thereunder.

(d) The certificate or articles of incorporation and the bylaws of the Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Guarantor as of the Closing Date, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, dated the Closing Date.

(e) An opinion dated the Drawdown Closing Date of the first Advance of California counsel to the Guarantor and addressed to the Agent and the Banks, in a form satisfactory to and previously approved by the Agent.

(f) An opinion dated the Drawdown Closing Date of the first Advance of California counsel to the Agent and the Banks and addressed to the Agent and the Banks, in a form satisfactory to and previously approved by the Agent.

(g) A certificate signed by a Responsible Officer of the Guarantor, dated the Drawdown Closing Date, stating that:


                                     S-2-3

         i. The representations and warranties contained in Section 10 of the Guaranty are true and correct on and as of such date, as though made on and as of such date;

         ii. no "Default" or "Event of Default" exists or would result from the execution and delivery of the Guaranty;

         iii. no event or circumstance has occurred since 31 December 1994 that has resulted or could reasonably be expected to result in a "Material Adverse Effect" (as defined in the Guaranty); and

         iv.      each of the documents previously delivered pursuant to this
                  Schedule 2, Part B remains true, complete and accurate.

(h) Evidence that as of the Closing Date all approvals or consent of any other Person (including, if any, any necessary shareholder consents), required in connection with the execution, delivery and performance of the Guaranty and any other document to be executed and delivered by the Guarantor shall have been obtained.


                                     S-2-4

                                   C. General

         Such other confirmations, information or opinions as the Agent may have previously reasonably requested in writing.

                                D. Delivery Dates

         (a) Documents required by A(a), A(b), A(c), A(d), A(e), A(f), B(a), B(b), B(c), B(d), B(e), B(f) and B(h) not earlier than the fifth Banking Day nor later than the third Banking Day prior to the date of the first Drawdown Date;

         (b) The document required by B(g), not later than each Drawdown Closing Date.


                                      S-2-5

                                    Exhibit 1
                             Form of Drawdown Notice

To:      [Name and address of Agent]
         Attention:

                                                                          [Date]

                               (yen)25,000,000,000
                    Floating Rate Guaranteed Credit Facility
                        Agreement dated 27 December, 1995

         We refer to the above Agreement and hereby give you notice that we wish
to draw an Advance of (yen)[ ],([ ] Yen) on     199[ ]. The funds should be
credited to [name and number of account] with [details of bank in Tokyo].

         The first Interest Period in respect of this Advance shall have a duration of [1][3][6] months and the interest rate thereon shall accrue at a rate determined by reference to [TIBOR] [LIBOR].


                                       1.

         We confirm that:

                  (i) no event or circumstance has occurred and is continuing which constitutes a Default, and no Default shall occur as a result of the making of such Advance;

                  (ii) the representations and warranties contained in Clause 9 of the Agreement (and so that the representation and warranty in Clause 9.1(f) refers for this purpose to the audited financial statements of the Borrower in respect of the financial year ended on [ ] 199[ ]) and in Section 10 of the Guaranty are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

                  (iii) the borrowing to be effected by such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;



                                       2.

                  (iv) there has been no material adverse change in our financial position from that set out in the financial statements for and as of 31 December 1994; and

                  (v) as at the most recent Margin Determination Date, the Ratio is [ ] and the Debt Rating is [ ].

         Words and expressions defined in the Agreement shall have the same meanings where used herein.

                              For and on behalf of
                      LSI Logic Japan Semiconductor, Inc.



                         ..............................

                  Name:
                  Title:

                                       3.

                                    Exhibit 2
                                Form of Guaranty

                                    Exhibit 3
                             Form of Account Pledge

         THIS PLEDGE AGREEMENT is dated _______________ between (1) LSI LOGIC JAPAN SEMICONDUCTOR, INC. (the "Pledgor") and (2) _______________ acting through its _______________ (the "Pledgee").

         It is hereby agreed as follows:

SECTION 1.        DEFINITIONS AND INTERPRETATION

         1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this
Agreement:

         "Account" means the Japanese yen account (Account No.__________) of the Pledgor maintained with the Pledgee and evidenced, if applicable, by a deposit certificate issued by the Pledgee.

         "Collateral" means, collectively, all of the right, title and interest present or future of the Pledgor in and to (i) the Account and all amounts now or hereafter from time to time

                                       1.

deposited therein or credited thereto, (ii) (if applicable) the deposit certificate from time to time evidencing the Account and (iii) all proceeds of the foregoing, including all cash and other property at any time and from time to time receivable or distributable in respect of or in exchange for the foregoing.

         "Facility Agreement" means the Facility Agreement dated 27 December, 1995 among LSI Logic Japan Semiconductor, Inc., the Banks parties thereto, ABN AMRO Bank N.V., as Arranger, and ABN AMRO Bank N.V., Tokyo Branch, as Agent.

         "Secured Obligations" means all moneys, liabilities and obligations, whether actual or contingent, which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by the Pledgor to the Pledgee under the Facility Agreement.

         "Security Event" means (i) a Default or (ii) a breach by the Pledgor of its obligations hereunder.

         "Security Period" means the period commencing on the date of this Agreement and terminating on the Expiration Date.

                                       2.

         All other terms used herein in capitalized form which are defined in the Facility Agreement and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

         1.2 Interpretation. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; the headings are for convenience only and shall not affect the construction hereof; references herein to any agreement, license or other instrument shall be deemed to include references to such agreement, license or other instrument as amended, or otherwise modified from time to time, but only to the extent such amendments or other modifications are not prohibited by the terms of the Loan Documents; references herein to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; references to Sections are references to Sections of this Agreement; and references to the Pledgor and the Pledgee shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or assigns.


SECTION 2.        SECURITY

         2.1 As collateral security for the prompt payment and punctual performance in full of the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise), the Pledgor hereby irrevocably and unconditionally grants to the Pledgee a security

                                       3.

interest in the form of a pledge (shichiken) upon all its present and future right, title and interest in the Collateral to the intent that such pledge shall constitute a first ranking charge on, over, and in respect of the Collateral in priority to any other Lien in favour of any other Person.

         2.2 The security constituted by this Agreement shall not be released or discharged by payment or satisfaction of any part of the Secured Obligations but shall be a continuing security and shall extend to cover any sum or sums of money or other obligations which shall for the time being constitute the balance of the Secured Obligations until all of the Secured Obligations have been discharged in full; provided, however, that so long as no Default shall have occurred and be continuing, Collateral may be withdrawn only on 10 Banking Days' prior notice to the Agent and on (i) an Interest Payment Date or (ii) the Expiration Date. Withdrawals shall be an integral multiple of (yen)100,000,000 (one hundred million yen).

         2.3 The security hereby constituted shall become enforceable immediately upon the occurrence and continuance of a Security Event. At any time after the security hereby constituted has become enforceable, the Pledgee may, at its discretion and without prejudice to any other rights and remedies it may have, and without being responsible for any loss or damage which may arise in connection therewith unless due to the wilful misconduct or gross negligence of the Pledgee, and without any consent of, or notice to, the Pledgor, apply all or


                                       4.

any part of the Collateral or any deposit forming part of the Collateral in or towards satisfaction of any of the Secured Obligations which is then due and payable.


SECTION 3.        REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 The Pledgor hereby represents, warrants and covenants that it has not heretofore created or agreed to create any Lien over, or assigned or permitted any Lien to subsist over, and that throughout the Security Period it will not hereafter create or agree to create, assign or suffer to exist any Lien over, the Collateral.

         3.2 The Pledgor agrees to deliver to the Pledgee the passbook (if any) and any and all other documentary evidence or records in respect of the Account and further agrees that from time to time upon the reasonable request of the Pledgee it will promptly and duly execute and deliver to the Pledgee any and all such further instruments and documents, as may reasonably be necessary in order to enable the Pledgee to obtain the full benefits of this Agreement and of the rights, benefits and powers herein granted.

         3.3 Without prejudice to Clause 6.7 of the Facility Agreement, the Pledgor agrees that insofar as a Security Event has occurred and is continuing, it will not withdraw any

                                       5.

amount out of the Account and the Pledgee will be permitted not to effect the Pledgor's instruction for such withdrawal.


SECTION 4.        APPOINTMENT OF ATTORNEY

         The Pledgor hereby irrevocably and by way of security for the performance of its obligations hereunder appoints the Pledgee to be its true and lawful attorney-in-fact, with full power of substitution, for the Pledgor and in its name or otherwise and on its behalf and as its act and deed to sign, seal, execute and deliver any document or deed and do all such assurances, acts and things which the Pledgee may reasonably deem to be necessary in order to give full effect to the purposes of this Agreement provided that the Pledgee shall not exercise the authority conferred on it under this Section unless a Security Event has occurred. No action taken or omitted to be taken by the Pledgee pursuant to this Section shall give rise to any defense, counterclaim or other right of set-off in favor of the Pledgor or affect in any manner whatsoever any of the Secured Obligations except in cases of willful misconduct or gross negligence on the part of the Pledgee. The Pledgor will take such reasonable acts as may be necessary to ratify or confirm any actions taken by the Pledgee as attorney-in-fact as provided herein. The Pledgee shall not have any obligation to exercise any of the powers hereby conferred upon it, or to make any demand or enquiry as to the nature or sufficiency of

                                       6.

any payment secured by it or to take any other action whatsoever with respect to the Collateral.


SECTION 5.        MISCELLANEOUS

         5.1 The security created by this Agreement shall be in addition to and without prejudice to any other security or guarantees from time to time held by the Pledgee in respect of the Secured Obligations and this Agreement shall remain in full force and effect until payment and discharge in full of the Secured Obligations, notwithstanding, and shall not be affected in anyway by,
(a) the liquidation, bankruptcy, insolvency or reorganization of the Pledgor, or
(b) the release of, or any amendment to, any security or guarantee now or hereafter held by the Pledgee or any other Person in respect of the Secured Obligations (including, except to the extent of the relevant release or amendment, the security hereby constituted), or (c) the enforcement or absence of enforcement of any security or guarantee (including the security hereby constituted), or (d) any time, indulgence, waiver or consent given to the Pledgor or any other Person whether by the Pledgee or any other Person, or (e) the illegality, invalidity or unenforceability or any defect in any provision of any documents relating to the Secured Obligations or this Pledge or any security or any guarantee (including the security hereby constituted) or any of the rights or obligations of any of the


                                       7.

parties under or in connection with any such document or any security or any guarantee (including the security hereby constituted), whether on the grounds of not having been duly executed by the Pledgor or any other party thereto or for any other reason whatsoever, or (f) any other fact or contingency whatsoever.

         5.2 No failure on the part of the Pledgee to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of the same or any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         5.3 The Pledgor agrees to indemnify the Pledgee against, and to reimburse the Pledgee on demand for, all reasonable out-of-pocket costs, expenses, losses and liabilities of the Pledgee in connection with the enforcement of this Agreement and the exercise by the Pledgee of any of the powers conferred upon it hereunder (other than in respect of any exercise which would constitute gross negligence or wilful misconduct).

         5.4 If at any time any provision hereof becomes invalid, illegal or unenforceable in respect of the laws of any jurisdiction, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and such invalidity,

                                       8.

illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         5.5 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Pledgor may not assign its rights or obligations hereunder without the written consent of the Pledgee.

         5.6 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and both such counterparts together shall constitute one and the same instrument.

         5.7 This Agreement shall take effect under and be governed by and construed in accordance with the laws of Japan.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

                                            LSI LOGIC JAPAN SEMICONDUCTOR, INC.


                                       9.

                             By       _____________________________________
                                      Name:
                                      Title:

                             [PLEDGEE]

                             By       _____________________________________
                                      Name:
                                      Title:

[NB: Date of this agreement to be officially established in the form of Kakutei hizuke]

                                      10.

                                    Exhibit 4
                        Form of Substitution Certificate


To:      [Name and address of Agent]


Attention:                                                                  -19-


                            Substitution Certificate


         This Substitution Certificate relates to a Credit Facility Agreement (the "Agreement") dated 27 December, 1995 between LSI Logic Japan Semiconductor, Inc. as Borrower (1), ABN AMRO Bank N.V. as Arranger (2), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Banks (3) and ABN AMRO Bank N.V., Tokyo Branch as Agent
(4) and the Guaranty as defined in the Agreement. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

                                       1.

1 [Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its participation in the Facility set out in the schedule hereto; and (b) requests [Substitute Bank] (the "Substitute") to accept by way of novation the portion of that participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Substitute hereby requests the Agent (on behalf of itself, the Borrower and the Banks) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of Clause
         15.4 of the Agreement [and Clause [ ] of the Guaranty], so as to take effect in accordance with the respective terms thereof on [date of transfer] (the "Effective Date") or on such later date as may be determined in accordance with the terms thereof.

3 The Agent (for itself, the Borrower and the other Banks [and the Guarantor]) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of Clause 15.4 of the Agreement and Section 22 of the Guaranty so as to take effect in accordance with the terms thereof.

4        The Substitute confirms:

                                       2.

         (a) that it has received a copy of the Agreement and the Guaranty and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

         (b) that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement the Guaranty and this Substitution Certificate and has not relied and will not rely on the Existing Bank, the Arranger or the Agent or any statements made by any of them in that respect;

         (c) that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Existing Bank, the Arranger or the Agent or any statements made by either of them in that respect; and

         (d) accordingly, none of the Existing Bank, the Arranger nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

                                       3.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement the Guaranty or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or the Guaranty or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Substitute hereby undertakes to the Existing Bank, the Borrower and Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8 This Substitution Certificate and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with the laws of Japan.

                                       4.

Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.


Executed by the authorised signatories of the parties on the date appearing below.


                                       5.

                                  The Schedule

         Amount of                    Amount of                                              Portion novated
         ---------                    ---------                                              ---------------
          Advance                   Contribution                      Next                         (Yen)
          -------                   ------------                      ----                         ----
           (Yen)                        (Yen)                      Repayment Date
           -----                        -----                     --------------
                      Administrative Details of Substitute

Lending office:

Account for payments:

Telephone:

Telefax:

Telex:

Attention:


                                       6.

[Existing Bank]                                      [Substitute]
By:                                                         By:
Title:                                               Title:
Date:                                                Date:

The Agent

(for itself and on behalf of the Borrower and the Banks [and the Guarantor])
By:
Title:
Date:

                                       7.

                                    Exhibit 5
                           Form of Margin Certificate


To:      [Name and address of Agent]


Attention:                                                                [Date]

                               (Yen)25,000,000,000
                    Floating Rate Guaranteed Credit Facility
                        Agreement dated 27 December, 1995


         We refer to the above Agreement (terms used in this letter having the meanings given to them in that Agreement) and notify you that as at the date of this letter;

         (i) the Ratio is [        ]



                                       1.

        (ii) the Debt Rating is [        ].

                              for and on behalf of

                              LSI Logic Corporation

                              ____________________                         Name:

                              Title:

                                       2.

                                    Exhibit 6
                   Form of Confirmation of Repayment Schedule

To:               [Name and Address of Agent]
Attention:

                              (Yen)25,000,000,000
                    Floating Rate Guaranteed Credit Facility
                        Agreement dated 27 December, 1995

                  We refer to the above Agreement (terms used in this letter having the meanings given to them in that Agreement) and confirm to you that as of the Expiration Date:

                  (a)      the aggregate of all Advances made is
                           (Yen)___________.

                  (b)      each Bank's contribution is as follows:


                          [Name of Bank]                [Amount of Contribution]

                  (c) the repayment schedule with respect to the Loan is as follows:



                                       3.

                          [Date of Repayment]              [Amount of Repayment]

                  (d) the repayment schedule with respect to each Bank's Contribution is as follows:

                            [Name of Bank]  :
                          [Date of Repayment]              [Amount of Repayment]

                     FORM OF LSI LOGIC CORPORATION GUARANTY



================================================================================


                              LSI LOGIC CORPORATION




                                    GUARANTY

                          DATED AS OF DECEMBER __, 1995


================================================================================

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                                                         Page
-------                                                                                                                         ----
SECTION 1             Definitions; Interpretation.............................................................................     1

           (a)        Terms Defined in Facility Agreement.....................................................................     1
           (b)        Certain Defined Terms...................................................................................     1
           (c)        Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Guaranty.......................    13
           (d)        Interpretation..........................................................................................    13

SECTION 2  Guaranty...........................................................................................................    14

SECTION 3  Liability of Guarantor.............................................................................................    15

SECTION 4  Consents of Guarantor..............................................................................................    17

SECTION 5  Guarantor's Waivers................................................................................................    18

           (a)        Certain Waivers.........................................................................................    18
           (b)        Additional Waivers......................................................................................    19
           (c)        Independent Obligations.................................................................................    19
           (d)        Financial Condition of Borrower.........................................................................    19

SECTION 6  Subrogation........................................................................................................    19

SECTION 7  Subordination......................................................................................................    20

           (a)        Subordination to Payment of Subject Obligations.........................................................    20
           (b)        No Payments.............................................................................................    20
           (c)        Subordination of Remedies...............................................................................    21
           (d)        Subordination upon Any Distribution of Assets of the Borrower...........................................    21
           (e)        Authorization to Agent..................................................................................    22

SECTION 8  Continuing Guaranty; Reinstatement.................................................................................    22

           (a)        Continuing Guaranty.....................................................................................    22
           (b)        Reinstatement...........................................................................................    22

SECTION 9  Payments; Taxes....................................................................................................    23

           (a)        Payments................................................................................................    23
           (b)        Taxes...................................................................................................    23

SECTION 10  Representations and Warranties....................................................................................    24

           (a)        Organization and Powers.................................................................................    24
           (b)        Authorization; No Conflict..............................................................................    24
           (c)        Binding Obligation......................................................................................    25
           (d)        Governmental Consents...................................................................................    25
           (e)        No Default..............................................................................................    25
           (f)        Taxes...................................................................................................    25
           (g)        Regulated Entities......................................................................................    25
           (h)        Title to Properties.....................................................................................    26
           (i)        Litigation..............................................................................................    26
           (j)        Compliance with Consents and Licenses...................................................................    26
           (k)        Compliance with Environmental Laws......................................................................    26

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

SECTION                                                                                                                         Page
-------                                                                                                                         ----
           (l)        ERISA...................................................................................................    27
           (m)        Insurance...............................................................................................    27
           (n)        Financial Statements....................................................................................    27
           (o)        Liabilities.............................................................................................    28
           (p)        Labor Disputes, Etc.....................................................................................    28
           (q)        Consideration...........................................................................................    28
           (r)        Independent Investigation...............................................................................    28
           (s)        Name of Borrower........................................................................................    28
           (t)        Full Disclosure.........................................................................................    28

SECTION 11  Affirmative Covenants.............................................................................................    29

           (a)        Financial Statements and Other Reports..................................................................    29
           (b)        Additional Information..................................................................................    30
           (c)        Preservation of Corporate Existence, Etc................................................................    31
           (d)        Payment of Taxes, Etc...................................................................................    32
           (e)        Licenses................................................................................................    32
           (f)        Maintenance of Property.................................................................................    32
           (g)        Insurance...............................................................................................    32
           (h)        Payment of Obligations..................................................................................    33
           (i)        Compliance with Laws....................................................................................    33
           (j)        Compliance with ERISA...................................................................................    33
           (k)        Inspection of Property and Books and Records............................................................    33
           (l)        Margin Certificate......................................................................................    34
           (m)        Further Assurances and Additional Acts..................................................................    34

SECTION 12  Negative Covenants................................................................................................    34

           (a)        Liens; Negative Pledges.................................................................................    34
           (b)        Change in Nature of Business............................................................................    34
           (c)        Sales of Assets.........................................................................................    35
           (d)        Loans and Investments...................................................................................    35
           (e)        Restrictions on Fundamental Changes and Acquisitions....................................................    36
           (f)        Transactions with Related Parties.......................................................................    36
           (g)        Accounting Changes......................................................................................    37
           (h)        Distributions...........................................................................................    37

SECTION 13  Financial Covenants...............................................................................................    38

           (a)        Senior Debt to Total Capital............................................................................    38
           (b)        Total Leverage Ratio....................................................................................    38
           (c)        Quick Ratio.............................................................................................    38
           (d)        Minimum Consolidated Tangible Net Worth.................................................................    38
           (e)        Debt Service Coverage Ratio.............................................................................    38
           (f)        Profitability...........................................................................................    38
           (g)        Subordinated Debt.......................................................................................    39

SECTION 14  Event of Default..................................................................................................    39

           (a)        Representation or Warranty..............................................................................    39
           (b)        Specific Defaults.......................................................................................    39
           (c)        Other Defaults..........................................................................................    39
           (d)        Default Under Other Indebtedness........................................................................    39

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

SECTION                                                                                                                         Page
-------                                                                                                                         ----
           (e)        Insolvency; Voluntary Proceedings.......................................................................    40
           (f)        Involuntary Proceedings.................................................................................    40
           (g)        Judgments...............................................................................................    40
           (h)        Process Issued..........................................................................................    40
           (i)        Seizure.................................................................................................    41
           (j)        ERISA...................................................................................................    41
           (k)        Dissolution, Etc........................................................................................    41
           (l)        Ownership of Borrower...................................................................................    41
           (m)        Change in Ownership or Control..........................................................................    41
           (n)        Repudiation.............................................................................................    41
           (o)        Material Adverse Effect.................................................................................    42

SECTION 15  Notices...........................................................................................................    42

SECTION 16  No Waiver; Cumulative Remedies....................................................................................    42

SECTION 17  Costs and Expenses; Indemnification; Other Charges................................................................    43

           (a)        Costs and Expenses......................................................................................    43
           (b)        Indemnification.........................................................................................    43
           (c)        Defense.................................................................................................    44
           (d)        Other Charges...........................................................................................    44
           (e)        Interest................................................................................................    44

SECTION 18  Payment Currency..................................................................................................    45

SECTION 19  Set-off...........................................................................................................    46

SECTION 20  Survival..........................................................................................................    46

SECTION 21  Successors and Assigns............................................................................................    46

SECTION 22  Assignments, Participations, Etc..................................................................................    46

SECTION 23  Governing Law.....................................................................................................    47

SECTION 24  Waiver of Jury Trial..............................................................................................    47

SECTION 25  Entire Agreement..................................................................................................    48

SECTION 26  Amendments and Waivers............................................................................................    48

SECTION 27  Severability......................................................................................................    48

SECTION 28  Benefit of Guaranty...............................................................................................    48

SECTION 29  Time..............................................................................................................    49


EXHIBITS

Exhibit A Compliance Certificate

SCHEDULES

Schedule 1            Certain Permitted Liens
                             (Section 1, "Permitted Liens")
Schedule 2            Litigation (Section 10(i))
Schedule 3            Certain Environmental Matters (Section 10(k))

                                    GUARANTY

                  THIS GUARANTY (this "Guaranty"), dated as of December ___, 1995, is made by LSI LOGIC CORPORATION, a Delaware corporation (the "Guarantor"), in favor of the Banks from time to time party to the Facility Agreement referred to below and ABN AMRO Bank N.V., as agent for such Banks (in such capacity, the "Agent").

                  LSI Logic Japan Semiconductor, Inc., a limited liability company incorporated under the laws of Japan (the "Borrower"), certain financial institutions as lenders (the "Banks") and the Agent are parties to an Agreement dated as of December ___, 1995 (as amended, modified, renewed or extended from time to time, the "Facility Agreement"). It is a condition precedent to the borrowings under the Facility Agreement that the Guarantor guarantee the indebtedness and other obligations of the Borrower to the Agent and the Banks under or in connection with the Facility Agreement as set forth herein. The Guarantor, as the indirect holder of 100% of the issued and outstanding shares of common stock of the Borrower, will derive substantial direct and indirect benefits from the making of the Advances to the Borrower pursuant to the Facility Agreement (which benefits are hereby acknowledged by the Guarantor).

                  NOW THEREFORE, to induce the Banks and the Agent to enter into the Facility Agreement and to induce the Banks to make the Advances made pursuant to the Facility Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby represents, warrants, covenants and agrees as follows:

         SECTION 9         Definitions; Interpretation.

                  (a) Terms Defined in Facility Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Facility Agreement.

                  (b) Certain Defined Terms. The following terms have the following meanings:

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition, directly or indirectly, of all or substantially all of the capital stock, obligations or other securities of or interest in a Person, or
         (c) a merger or consolidation or any other combination by the Guarantor or any Subsidiary with another Person.


                           "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                           "Bankruptcy Code" means Title 11 of the United States Code, as applicable to the relevant case.

                           "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) in respect of which such Person is liable as lessee and which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease.

                           "Capitalized Interest" means interest that is incurred or accrued in any period and added to the cost of the asset in connection with which such interest is incurred.

                           "Compliance Certificate" means a certificate of a Responsible Officer of the Guarantor, in substantially the form of Exhibit A, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

                           "Consolidated CMLTD" means, as of any date of determination, the portion of long term Indebtedness coming due in the next succeeding four-quarter period.

                           "Consolidated Current Liabilities" means, as of any date of determination, the sum of current liabilities of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (without duplication) Guaranty Obligations with respect to that portion of the underlying obligations which come due within one year of such date of determination.

                           "Consolidated EBIT" means, for any period, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense as determined for the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Consolidated Interest Expense" means, for any period, interest expense (including interest expense attributable to Capital Leases) of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Consolidated Net Income" means, for any period, the net income of the Guarantor and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

                           "Consolidated Quick Assets" means, as of any date of determination, the sum of all unencumbered and unrestricted (except those encumbered or restricted in favor of the Agent or the Banks) cash, cash equivalents and net accounts receivable classified as current assets according to GAAP, of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Consolidated Rental Expense" means, for any period, rental expense of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (i) all assets which would be classified in a separate account as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, capitalized software, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete, (ii) all unamortized debt discount and expense and (iii) all treasury stock; provided, however, that to the extent otherwise included in the amount set forth in the foregoing clause (i) of this definition, there shall be excluded from such amount the sum of (x) all engineering costs incurred in connection with the development of major production capabilities at new manufacturing facilities or refurbishment of an existing facility or with respect to introducing a new manufacturing process to existing or new manufacturing facilities and which are classified as a fixed asset and capitalized on the consolidated balance sheet of the Guarantor in accordance with GAAP and (y) amounts representing the capitalized portion of the acquisition and development costs of software necessary for the operation of the business of the Guarantor and its Subsidiaries, as shown on the consolidated balance sheet of the Guarantor.

                           "Consolidated Total Assets" means, as of any date of determination, the total assets of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Dollars" and the sign "$" each means lawful money of the United States.

                           "Environmental Laws" means all laws, statutes, common law duties, rules, regulations, ordinances and codes, administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning (a) the pollution, conservation or protection of the environment (both natural and built), (b) the development, occupation, exploitation or other use of land, buildings or other property or assets, (c) the creation, storage, handling and disposal of industrial waste and hazardous substances and (d) health and safety at work or elsewhere, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                           "Equity Capital" means Consolidated Total Assets minus Consolidated Total Liabilities.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                           "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Guarantor within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

                           "ERISA Event" means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Guarantor from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (iv) a failure by the Guarantor to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
         (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Guarantor; or (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                           "Event of Default" means any of the events or circumstances specified as such in Section 14.

                           "Facility Agreement" has the meaning provided therefor in the preamble hereto.

                           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                           "Governmental Authority" means, with respect to any Person, any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over such Person.

                           "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person

                           (i) with respect to any Indebtedness, lease (other than an operating lease), dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (A) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (B) to advance or provide funds (x) for the payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or
         (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (D) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

                           (ii) (A) with respect to letters of credit, acceptances, bank guaranties, surety bonds or similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (B) as a partner or joint venturer in any partnership or joint venture;

                           (iii)  with respect to synthetic leases; or

                           (iv) net obligations with respect to Rate Contracts, other than Rate Contracts entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

                           "Hazardous Substances" means any hazardous or toxic substance, material or waste, defined, listed, classified or regulated as such in or under any Environmental Laws, including asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and ureaformaldehyde insulation.

                           "Indebtedness" means, for any Person, without duplication:

                           (i) all indebtedness or other obligations of such Person for borrowed money;

                           (ii) all obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

                           (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                           (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                           (v)      all obligations under Capital Leases;

                           (vi) all Guaranty Obligations other than Guaranty Obligations described in clauses (i)(C) and (i)(D) of the definition of "Guaranty Obligation" where the primary obligor is a Subsidiary; and

                           (vii) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided, that if such indebtedness is not assumed and recourse is limited solely to such property, the Indebtedness incurred hereunder shall be valued at the lesser of the principal amount of the obligation so secured or the fair market value of the property subject to such Lien.

                           "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                           "Intercompany Debt" has the meaning given to it in
         Section 7(a).

                           "Intercompany Debt Payments" has the meaning given to it in Section 7(b).

                           "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                           "IRS" means the Internal Revenue Service, or any successor thereto.

                           "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the fore going or any agreement to give any security interest, but excluding any operating lease, regardless of whether precautionary filings are made in respect thereof under
         Section 9408 of the California Uniform Commercial Code).

                           "Loan Document" means the Facility Agreement, any notes evidencing the Indebtedness thereunder, this Guaranty and all other certificates, documents, agreements and instruments delivered to the Agent and the Banks under or in connection with the Facility Agreement.

                           "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor, the Borrower or the Guarantor and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Guarantor or the Borrower to perform its payment obligations under any Loan Document to which it is a party or under any loan document relating to any Indebtedness of the Guarantor or the Borrower, as the case may be, described in Section 14(d); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

                           "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                           "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any other Loan Documents.

                           "PBGC" means the Pension Benefit Guaranty
         Corporation, or any successor thereto.

                           "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, which the Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                           "Permitted Acquisition" has the meaning given to it in Section 12(e).

                           "Permitted Investments" means any Dollar-denominated investments, maturing within 24 months from the date of acquisition, selected by the Guarantor in accordance with its Corporate Cash Investment Policy as adopted by the Guarantor on February 13, 1995; provided that any Investments not meeting the standards set forth in such Corporate Cash Investment Policy shall nevertheless be deemed to be "Permitted Investments" if they do not exceed at any time, in the aggregate, 10% of all Permitted Investments at such time.

                           "Permitted Liens" means:

                           (i) Liens which may at any time be granted in favor of the Agent on behalf of the Banks or the Banks to secure obligations under the Loan Documents;

                           (ii) Liens in existence as of the date of this Guaranty listed on Schedule 1, and any substitutions or renewals thereof, provided that the principal amount of the obligations secured thereby is not increased;

                           (iii) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                           (iv) Liens in connection with workers' compensation, unemployment insurance or other social security obligations;

                           (v) mechanics', workers', materialmen's, landlords', carriers' or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not past due or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                           (vi) purchase money security interests (including by way of installment sales and title retention agreements) in personal or real property hereafter acquired when the security interest is granted contemporaneously with such acquisition (or within nine months thereafter), Liens created to secure the cost of construction or improvement of property and Liens created to secure Indebtedness incurred to finance such purchase price or cost (including Liens of the Guarantor or the Borrower in favor of the United States or any State, or any department, agency, instrumentality or political subdivision thereof, securing any real property or other assets in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control); provided, that (A) any such Lien shall attach only to the property so purchased, constructed or improved, together with attachments and accessions thereto, and rents, proceeds, products, substitutions, replacements and profits thereof and attachments and accessories thereto, and (B) the amount of Indebtedness secured by any such Lien shall not exceed the purchase or construction price of such property plus transaction costs and financing charges relating to the acquisition or construction thereof;

                           (vii) Liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP;

                           (viii) Liens arising in the ordinary course of business or by operation of law, not securing Indebtedness, but securing such obligations as (A) judgments or awards, which (x) are covered by applicable insurance or (y) have been outstanding less than 30 consecutive days, (B) interests of landlords or lessors under leases of real or personal property entered into in the ordinary course of business arising by contract or operation of law, (C) Liens in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods, (D) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business, (E) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the property affected thereby or the use thereof and (F) subleases, licenses, and sublicenses granted to third parties, the granting of which does not result in a Material Adverse Effect;

                           (ix) Liens securing reimbursement obligations of the Borrower or the Guarantor under documentary letters of credit; provided, that such liens shall attach only to documents relating to such letters of credit, goods covered thereby and products and proceeds thereof;

                           (x) Liens on insurance policies or the proceeds of insurance policies incurred solely to secure the financing of premiums owing with respect thereto;

                           (xi) Liens existing on property (including the proceeds and accessions thereto) acquired by the Borrower or the Guarantor (including Liens on assets of any corporation at the time it becomes a Subsidiary), but excluding any Liens created in contemplation of any such acquisition; and

                           (xii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Rate Contracts.

                           "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

                           "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Guarantor sponsors or maintains, or to which the Guarantor makes, is making, or is obligated to make contributions, and includes any Pension Plan.

                           "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

                           "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                           "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

                           "Senior Debt" means all Indebtedness, other than Subordinated Debt, of the Guarantor and its Subsidiaries on a consolidated basis.

                           "Solvent" means, with respect to any Person, that as of the date of determination, (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (B) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (ii) such Person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

                           "Subject Obligations" shall have the meaning assigned to such term in Section 2 hereof.

                           "Subordinated Debt" means (i) the Guarantor's 5-1/2% Convertible Subordinated Notes Due 2001 (the "Convertible Subordinated Notes") and (ii) any other Indebtedness of the Guarantor or any Subsidiary under which principal payments will become due and payable no earlier than the first anniversary of the Final Maturity Date and which is subordinated on terms and conditions reasonably acceptable to the Majority Banks; provided, that any Subordinated Debt having subordination provisions no more favorable to the holder than those contained in the Convertible Subordinated Notes shall be deemed to be reasonably acceptable to the Majority Banks for the purposes hereof.

                           "Subsidiary" means, with respect to the Guarantor, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Guarantor or one or more of the other Subsidiaries of the Guarantor or a combination thereof.

                           "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; and "Taxation" shall be construed accordingly.

                           "Termination Event" means any of the following:

                           (i) with respect to a Pension Plan, a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

                           (ii) the withdrawal of the Guarantor or an ERISA Affiliate from a Pension Plan during a plan year in which the withdrawing employer was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA;

                           (iii) the taking of any actions (including the filing of a notice of intent to terminate) by the Guarantor, an ERISA Affiliate, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under Section 4041 of ERISA;

                           (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

                           (v) the complete or partial withdrawal of the Guarantor or an ERISA Affiliate from a Multiemployer Plan.

                           "Total Capital" means the sum of Equity Capital, Senior Debt and Subordinated Debt.

                           "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                           "United States" and "U.S." each means the United States of America.

                  (c) Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Guaranty. Except as otherwise expressly provided in this Guaranty, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements, determination relating to covenants, and other information required to be delivered or determined by the Guarantor pursuant to this Guaranty shall be prepared or determined in conformity with GAAP as in effect at the time of such preparation or determination; provided, that in the event that a change to GAAP taking effect after the date hereof would otherwise affect the calculation of any covenant set forth in
Section 13 hereof, such covenant shall be calculated in accordance with GAAP as in effect immediately prior to such change until an appropriate adjustment can be determined.

                  (d) Interpretation. In this Guaranty, except to the extent the context otherwise requires:

                           (i) Any reference to an Article, a Section, a
Schedule or an Exhibit is a reference to an article or section of, or a schedule or an exhibit to, this Guaranty, respectively, and any reference to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

                           (ii) The words "hereof," "herein," "hereto,"
"hereunder" and the like mean and refer to this Guaranty or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

                           (iii) The meaning of defined terms shall be equally
applicable to both the singular and plural forms of the terms defined.

                           (iv) The words "including," "includes" and "include"
shall be deemed to be followed by the words "without limitation."

                           (v) References to agreements and other contractual
instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

                           (vi) References to statutes or regulations are to be
construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                           (vii) Any table of contents, captions and headings
are for convenience of reference only and shall not affect the construction of this Guaranty.

                           (viii) In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                           (ix) The use of a word of any gender shall include
each of the masculine, feminine and neuter genders.

         SECTION 2 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Agent and the Banks, and their respective successors, endorsees, transferees, assigns and Substitutes, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Agent and the Banks under or in connection with the Facility Agreement and the other Loan Documents, including all unpaid principal of the Advances, all interest accrued thereon, all fees due under the Facility Agreement and all other amounts payable by the Borrower to the Agent and the Banks thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, together with interest thereon at the contract rate (whether before or after the commencement of any Insolvency Proceeding with respect to the Borrower), and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 17), shall hereinafter be collectively referred to as the "Subject Obligations."

         SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Subject Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

                           (i) the Guarantor's liability hereunder shall be the
immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Agent's or any Bank's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any security at any time securing the Subject Obligations;

                           (ii) this Guaranty is a guaranty of payment when due
and not merely of collectibility;

                           (iii) the Guarantor's payment of a portion, but not
all, of the Subject Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Subject Obligations remaining unsatisfied; and

                           (iv) the Guarantor's liability with respect to the
Subject Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                                    (A)      any Insolvency Proceeding with
         respect to the Borrower, the Guarantor, any other guarantor or any other Person, or any liquidation, winding up or dissolution of the Borrower, the Guarantor, any other guarantor or any other Person;

                                    (B)      any limitation, discharge, or
         cessation of the liability of the Borrower, the Guarantor, any other guarantor or any other Person for any Subject Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Subject Obligations or the Loan Documents;

                                    (C)      any merger, acquisition,
         consolidation or change in structure of the Borrower, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

                                    (D)      any assignment or other transfer,
         in whole or in part, of the Agent's or any Bank's interests in and rights under this Guaranty or the other Loan Documents, including the Agent's or any Bank's right to receive payment of the Subject Obligations, or any assignment or other transfer, in whole or in part, of the Agent's or any Bank's interests in and to any collateral at any time securing the Subject Obligations;

                                    (E)      any claim, defense, counterclaim or
         setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense arising from the unavailability of the Borrower's commercial register reflecting the Borrower's current name, any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents or any defense to or excuse of performance arising under or by virtue of any sovereign or regulatory act of any Governmental Authority, including any payment moratorium, suspension or forgiveness of debtor payments, bank holiday, imposition of exchange controls, or declaration of war or national emergency;

                                    (F)      the Agent's or any Bank's
         amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Subject Obligations, any collateral at any time securing the Subject Obligations, or the Agent's or any Bank's exchange, release, or waiver of any collateral at any time securing the Subject Obligations;

                                    (G)      the Agent's or any Bank's exercise
         or nonexercise of any power, right or remedy with respect to any collateral at any time securing any of the Subject Obligations, including the Agent's or any Bank's compromise, release, settlement or waiver with or of the Borrower, the Guarantor, any other guarantor or any other Person;

                                    (H)      the Agent's or any Bank's vote,
         claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Subject Obligations;

                                    (I)      any impairment or invalidity of any
         collateral at any time securing any of the Subject Obligations or any failure to perfect any of the liens of the Agent and the Banks thereon with respect to such collateral; and

                                    (J)      any other guaranty, whether by the
         Guarantor or any other Person, of all or any part of the Subject Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks.

         SECTION 12 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the
Guarantor:

                           (i) the principal amount of the Subject Obligations
may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

                           (ii) the time, manner, place or terms of any payment
under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Subject Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

                           (iii) the time for the Borrower's (or any other
Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent and the Banks may deem proper;

                           (iv) the Agent or the Banks may discharge or release,
in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Subject Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral at any time securing the Subject Obligations, nor shall the Agent or the Banks be liable to the Guarantor for any failure to collect or enforce payment or performance of the Subject Obligations from any Person or to realize on any collateral therefor;

                           (v) the Agent and the Banks may take and hold
security (legal or equitable) of any kind, at any time, as collateral for the Subject Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

                           (vi) the Agent and the Banks may request and accept
other guaranties of the Subject Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

                           (vii) the Agent and the Banks may exercise, or waive
or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Advance and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Agent and the Banks, with respect to the Subject Obligations, any security for any or all of the Subject Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

all as the Agent and the Banks may deem advisable, and all with out impairing, abridging, releasing or affecting this Guaranty.

         SECTION 5 Guarantor's Waivers.

                  (a) Certain Waivers. The Guarantor waives and agrees not to assert:

                           (i) any right to require the Agent or any Bank to
marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any security at any time held for the Subject Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting collateral for the Subject Obligations or comply with any other provisions of Section 9504 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Agent or any Bank whatsoever;

                           (ii) the defense of the statute of limitations in any
action hereunder or for the collection or performance of the Subject
Obligations;

                           (iii) any defense arising by reason of any lack of
corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

                           (iv) any defense (other than payment) based upon the
Agent's or any Bank's errors or omissions in the administration of the Subject Obligations;

                           (v) any rights to set-offs and counterclaims;

                           (vi) all rights and defenses arising out of an
election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise;

                           (vii) any rights or defenses by reason of the lack of
any fair value hearing or determination with respect to any collateral securing the Subject Obligations, whether pursuant to California Code of Civil Procedure Sections 580a or 726 or otherwise; and

                           (viii) without limiting the generality of the
foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under California Civil Code Section 1432, 2809, 2810, 2815,
2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil
Procedure Section 580a, 580b, 580d and 726.

                  (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Subject Obligations, or the reliance by the Agent and the Banks upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Subject Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Subject Obligations.

                  (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default (as defined in the Facility Agreement), a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

                  (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Agent or the Banks to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Subject Obligations; (ii) the Subject Obligations; (iii) any collateral at any time securing any or all of the Subject Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Subject Obligations; (v) any action or inaction on the part of the Agent or the Banks or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

         SECTION 14 Subrogation. The Guarantor shall not have, and hereby waives, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Banks or the Agent as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Subject Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 15  Subordination.

                  (a) Subordination to Payment of Subject Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Intercompany Debt") shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Subject Obligations.

                  (b) No Payments. Following the occurrence of an Event of Default under the Facility Agreement, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Intercompany Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Intercompany Debt ("Intercompany Debt Payments"). In the event that, notwithstanding the provisions of this Section 7, any Intercompany Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Subject Obligations are paid in full in cash or cash equivalents, such Intercompany Debt Payments shall be held in trust for the benefit of the Agent and the Banks and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Subject Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Agent and the Banks in respect of the Subject Obligations.

                  (c) Subordination of Remedies. As long as any Subject Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Agent:

                           (i) accelerate, make demand or otherwise make due and
payable prior to the original stated maturity thereof any Intercompany Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Intercompany Debt;

                           (ii) exercise any rights under or with respect to (A)
any guaranties of the Intercompany Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing; or

                           (iii) commence, or cause to be commenced, or join
with any creditor other than the Agent and the Banks in commencing, any Insolvency Proceeding against the Borrower.

                  (d) Subordination upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary, or in any Insolvency Proceeding with respect to the Borrower, or otherwise (i) all amounts owing on account of the Subject Obligations, including all interest accrued thereon at the contract rate both before and after the commencement of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Intercompany Debt Payment is made; and (ii) to the extent permitted by applicable law, any Intercompany Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Agent (on behalf of the Banks) for application to the payment of the Subject Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Agent or the Banks in respect of such Subject Obligations.


                  (e) Authorization to Agent. If, while any Intercompany Debt is outstanding, any Insolvency Proceeding is commenced by or against the Borrower or its property:

                           (i) the Agent, when so instructed by the Majority
Banks, is hereby irrevocably authorized and empowered (in the name of the Banks or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Intercompany
Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Banks; and

                           (ii) the Guarantor shall promptly take such action as
the Agent (on instruction from the Majority Banks) may reasonably request (A) to collect the Intercompany Debt for the account of the Banks and to file appropriate claims or proofs of claim in respect of the Intercompany Debt, (B) to execute and deliver to the Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Intercompany Debt, and (C) to collect and receive any and all Intercompany Debt Payments.

         SECTION 16  Continuing Guaranty; Reinstatement.

                  (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until payment and performance in full of the Subject Obligations.

                  (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Subject Obligations by or on behalf of the Borrower (or receipt of any proceeds of any collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Agent or any Bank, whether as a result of any Insolvency Proceedings or otherwise. To the extent any payment is so rescinded or restored, the Subject Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, expenses (including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel) that the Agent or the Banks may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks and the Agent contained in Section 17 of this Guaranty.

         SECTION 17 Payments; Taxes.

                  (a) Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Agent or any Bank or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Subject Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision under Japanese law), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the amount of the Subject Obligations then due as aforesaid (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Subject Obligations, whether or not a claim is allowed against the Borrower for such interest in any such bankruptcy proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, recoupment or counterclaim, on the day when due, in accordance with Section 18. All such payments shall be applied as directed by the Guarantor; provided, that following a default by the Guarantor in the performance of its obligations hereunder, such payments shall be promptly applied from time to time by the Agent (i) first, to the payment of any fees, costs, expenses and other amounts due the Agent hereunder, and (ii) second, to the payment of the other Subject Obligations in accordance with the provisions of the Facility Agreement.

                  (b)      Taxes.

                           (i)  Any and all payments by the Guarantor to each
Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding, for any Taxes. In addition, the Guarantor shall pay all Other Taxes.

                           (ii)  The Guarantor agrees to indemnify and hold
harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                           (iii)  Except where such deduction or withholding
results from the failure of a Bank to comply with the terms of clause (v) below, if the Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                                    (A)     the sum payable shall be increased
         as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                    (B)     the Guarantor shall make such
         deductions and withholdings;

                                    (C)     the Guarantor shall pay the full
         amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                    (D)     the Guarantor shall also pay to each
         Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                           (iv) Within 30 days after the date of any payment by
the Guarantor of Taxes or Other Taxes, the Guarantor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                           (v) Each Bank that is organized under the laws of a
jurisdiction outside the United States hereby agrees that, if and to the extent it is legally able to do so, it shall deliver in a timely fashion to the Guarantor and the Agent, as applicable, such certificates, documents or other evidence that may be available to establish, if applicable, the nonapplicability to such Bank of, or such Bank's exemption from, United States federal withholding tax under the Internal Revenue Code in respect of any sum payable hereunder.

         SECTION 18 Representations and Warranties. The Guarantor represents and warrants to the Agent and each Bank that:

                  (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Guaranty.

                  (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the certificate of incorporation, or the terms of the bylaws, of the Guarantor or result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Guarantor.

                  (c) Binding Obligation. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent the enforceability hereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

                  (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

                  (e) No Default. No Default or Event of Default (as defined in the Facility Agreement) exists or would result from the execution and delivery of the Facility Agreement or this Guaranty or from the performance by the Borrower of its obligations under the Facility Agreement or by the Guarantor of the Subject Obligations. As of the Closing Date, neither the Guarantor nor any Subsidiary is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default (as defined in the Facility Agreement). The Subject Obligations are "Senior Debt" as defined in the Indenture, dated as of March 23, 1994, by and between the Guarantor and The First National Bank of Boston executed in connection with the Guarantor's 5 1/2% Convertible Subordinated Notes Due 2001.

                  (f) Taxes. The Guarantor and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Guarantor or any Subsidiary that would, if made, have a Material Adverse Effect.

                  (g) Regulated Entities. None of the Guarantor, any Person controlling the Guarantor, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Guarantor is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  (h) Title to Properties. The Guarantor and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Guarantor and its Subsidiaries is subject to no Liens, other than Permitted Liens.

                  (i) Litigation. Except as set forth on Schedule 2, there are no actions, suits or proceedings pending or, to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries or the properties of the Guarantor or any of its Subsidiaries before any Governmental Authority or arbitrator which would be reason ably likely to result in a Material Adverse Effect.

                  (j) Compliance with Consents and Licenses. Every consent required by the Guarantor or any Subsidiary (including those required under or pursuant to any Environmental Law) in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has not been any default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

                  (k) Compliance with Environmental Laws. Except as set forth on
Schedule 3, to the best of the Guarantor's or the Borrower's knowledge after due investigation, (i) the properties of the Guarantor and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or (C) which could materially impair the fair market value thereof; and (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Guarantor or any of its Subsidiaries in violation of or in any manner could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (l) ERISA. Except as specifically disclosed to the Banks in writing prior to the Closing Date: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) there are no pending, or to the best knowledge of the Guarantor, threatened, claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (iv) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (v) no Pension Plan has any Unfunded Pension Liability; (vi) the Guarantor has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (vii) no trade or business (whether or not incorporated under common control with the Guarantor within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (viii) neither the Guarantor nor any entity under common control with the Guarantor in the preceding sentence has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

                  (m) Insurance. The properties of the Guarantor and its Subsidiaries are insured against losses and damages of the kinds and in amounts which are deemed prudent by the Guarantor in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans or self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties.

                  (n) Financial Statements. The audited consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at September 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the nine-month period then ended, are complete and correct and fairly present the financial condition of the Guarantor and its Subsidiaries as at such dates and the results of operations of the Guarantor and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the September 30, 1995 financial statements, to normal year-end adjustments and the absence of notes. Since December 31, 1994, there has been no Material Adverse Effect.

                  (o) Liabilities. Neither the Guarantor nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (n), in the notes thereto or otherwise disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since September 30, 1995.

                  (p) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Guarantor or any Subsidiary, or, to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any Subsidiary which may result in a Material Adverse Effect.

                  (q) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and at least sufficient consideration to support its obligations hereunder in respect of the Subject Obligations.

                  (r) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or any Bank with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for Borrower obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Agent or any Bank to furnish to the Guarantor any information now or hereafter in the Agent's or any such Bank's possession concerning the financial condition of the Borrower or any other matter.

                  (s) Name of Borrower. The Borrower's true name is set forth in the preamble to this Guaranty, and the Borrower has made all applicable filings required to cause such name to be reflected on its commercial register.

                  (t) Full Disclosure. None of the representations or warranties made by the Guarantor in this Guaranty or by the Borrower in the Facility Agreement as of the date such representations and warranties are made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Guarantor or the Borrower in connection with this Guaranty or the Facility Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

         SECTION 11 Affirmative Covenants. So long as any Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees as follows:

                  (a) Financial Statements and Other Reports. The Guarantor will furnish to the Agent in sufficient copies for distribution to the Banks:

                           (i) as soon as available and in any event within 55
days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Guarantor and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year;

                           (ii) as soon as available and in any event within 100
days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, and in the case of such consolidated financial statements, accompanied by a report thereon of Price Waterhouse LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of the Guarantor and its Subsidiaries as a going concern;

                           (iii) together with the financial statements required
pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period, which shall contain a certification of a Responsible Officer of the Guarantor stating that such financial statements fairly present the financial condition of the Guarantor and its Subsidiaries as at such date and the results of operations of the Guarantor and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; and

                           (iv) promptly after the giving, sending or filing
thereof, copies of all reports, if any, which the Guarantor or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Guarantor or any of its Subsidiaries with the SEC or any national securities exchange.

                  (b) Additional Information. The Guarantor will furnish to the Agent the following information, and will cause the Borrower to furnish to the Agent the following information insofar as it relates to the Borrower:

                           (i) promptly after the Guarantor or the Borrower has
knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

                           (ii) prompt written notice of any action, event or
occurrence that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws;

                           (iii) prompt written notice of each action, suit and
proceeding before any Governmental Authority or arbitrator pending, or to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries which if adversely determined would involve an aggregate liability of $10,000,000 (or its equivalent in any other currency) or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

                           (iv) promptly after the Guarantor has knowledge or
becomes aware thereof, (A) notice of the occurrence of any Termination Event, together with a copy of any notice of such Termination Event to the PBGC, and
(B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                           (v) promptly upon the commencement or increase of
contributions to, the adoption of, or an amendment to, a Plan by the Guarantor or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to Guarantor or an ERISA Affiliate in excess of $10,000,000, a calculation of the net increase in unfunded liability;

                           (vi) promptly after filing or receipt thereof by the
Guarantor or any ERISA Affiliate, copies of the following:

                                    (A) any notice received from the PBGC of
         intent to terminate or have a trustee appointed to administer any Pension Plan;


                                    (B) any notice received from the sponsor of
         a Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;

                                    (C) any demand by the PBGC under Subtitle D
         of Title IV of ERISA; and

                                    (D) any notice received from the IRS
         regarding the disqualification of a Plan intended to qualify under Section 401(a) of the Internal Revenue Code;

                           (vii) within 30 days of the date thereof, or, if
earlier, on the date of delivery of any financial statements pursuant to subsection 11(a), notice of any material change in accounting policies or financial reporting practices by the Guarantor or the Borrower;

                           (viii) promptly after the occurrence thereof, notice
of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Guarantor or any of its Subsidiaries which could result in a Material Adverse Effect;

                           (ix) prompt written notice of any change in the
fiscal year of the Guarantor or of the Borrower;

                           (x) prompt written notice of any other condition or
event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

                           (xi) such other information respecting the
operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Guarantor (or of the Borrower, with respect to occurrences affecting the Borrower) setting forth details of the occurrence referred to therein, and stating, to the extent then known or proposed, what action the Guarantor or the Borrower, as the case may be, may take with respect thereto.

                  (c) Preservation of Corporate Existence, Etc. The Guarantor shall, and shall cause each Subsidiary to:

                           (i) preserve and maintain in full force and effect
its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except in the case of any Subsidiary (other than the Borrower) to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                           (ii) preserve and maintain in full force and effect
all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                           (iii) use reasonable efforts, in the ordinary course
of business, to preserve its business organization and goodwill, except in the case of any Subsidiary (other than the Borrower) to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect; and

                           (iv) preserve or renew all of its registered patents,
trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                  (d) Payment of Taxes, Etc. The Guarantor will, and will cause each of its Subsidiaries to, pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Guarantor or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

                  (e) Licenses. The Guarantor will, and will cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect.

                  (f) Maintenance of Property. The Guarantor shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

                  (g) Insurance. The Guarantor shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by the Guarantor in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry.

                  (h) Payment of Obligations. The Guarantor shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                           (i)  all tax liabilities, assessments and
governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Subsidiary;

                           (ii)  all lawful claims which, if unpaid, would by
law become a Lien (other than a Permitted Lien) upon its property, except to the extent such claims are being contested in good faith, via appropriate proceedings, with adequate reserves established therefor in accordance with GAAP; and

                           (iii) all Indebtedness, including obligations of the
Borrower under the Facility Agreement, as and when due and payable or within any grace periods applicable thereto, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                  (i) Compliance with Laws. The Guarantor shall comply, and shall cause each Subsidiary to comply, in all material respects with the requirements of all Environmental Laws and all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it or its business.

                  (j) Compliance with ERISA. The Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  (k) Inspection of Property and Books and Records. The Guarantor shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Subsidiary. The Guarantor shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided, however, that (i) unless an Event of Default under the Facility Agreement shall have occurred and be continuing, (A) the Guarantor shall be responsible under this paragraph (k) for the costs and expenses of the Agent only, (B) all inspections, visits, examinations and other actions permitted or authorized hereunder shall be coordinated only through the Guarantor, and (C) physical inspections of the Borrower's facilities in Japan shall be made on two weeks' prior notice and shall occur no more frequently than semiannually in the case of inspections by the Agent and no more frequently than annually otherwise, and (ii) when an Event of Default under the Facility Agreement exists the Agent or any Bank may make any visit, inspection or examination or take any other action authorized hereunder at the expense of the Guarantor at any time during normal business hours, without advance notice and without being subject to any of the other restrictions described in clause (i).

                  (l) Margin Certificate. The Guarantor shall from time to time furnish to the Borrower for delivery by it pursuant to the Facility Agreement a Margin Certificate.

                  (m) Further Assurances and Additional Acts. The Guarantor shall, and shall cause the Borrower to, execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall deem reasonably necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Bank with evidence of the foregoing satisfactory in form and substance to the Agent and the Majority Banks.


         SECTION 12 Negative Covenants. So long as any Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees that:

                  (a) Liens; Negative Pledges. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than (i) Permitted Liens and (ii) other Liens that, in the aggregate at any time, secure obligations in an amount not in excess of 10% of Consolidated Total Assets.

                  (b) Change in Nature of Business. The Guarantor will not, and will not permit any of its Subsidiaries to, engage in any material line of business other than the electronics business and other businesses incidental or reasonably related thereto.

                  (c) Sales of Assets. The Guarantor will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

                           (i)  sales or other dispositions of inventory in
the ordinary course of business;

                  (ii) sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced;

                           (iii) sales of accounts receivable to financial
institutions not affiliated with the Guarantor; provided that (A) the discount rate shall not at any time exceed 10%, (B) the amount of all accounts receivable permitted to be sold in any fiscal quarter shall not exceed 30% of the consolidated accounts receivable of the Guarantor and its Subsidiaries, determined as of the end of the next preceding fiscal quarter (or fiscal year, as the case may be), and (C) the sole consideration received for such sales shall be cash; and

                           (iv) sales or other dispositions of assets outside
the ordinary course of business which do not constitute Substantial Assets.

For purposes of clause (iv), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets conveyed, sold, leased, transferred or otherwise disposed of in any period of four consecutive fiscal quarters (other than assets sold in the ordinary course of business or pursuant to clause (iii)), shall exceed 10% of Consolidated Total Assets as determined as of the end of the fiscal quarter of the Guarantor immediately preceding the date of determination.

                  (d) Loans and Investments. The Guarantor will not, and will not permit any of its Subsidiaries to, make any investment in any Person, or otherwise extend any credit to or make any additional investments in any Person, other than in connection with:

                           (i) extensions of credit in the nature of accounts
receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

                           (ii) Permitted Investments;

                           (iii) additional purchases of or investments in the
stock of Subsidiaries;

                           (iv) advances or loans in the ordinary course of its
business to its employees, officers and directors; or

                           (v) investments otherwise permitted in this Guaranty.

                  (e) Restrictions on Fundamental Changes and Acquisitions. The Guarantor will not, and will not permit the Borrower to, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or enter into any Acquisition, provided that the Guarantor or the Borrower may enter into and consummate the following Acquisitions, subject to the provisos below (each a "Permitted Acquisition"):

                           (i) a merger of the Guarantor with any other Person,
                  if the Guarantor is the surviving corporation; or a merger of the Borrower and the Guarantor as long as no Material Adverse Effect shall result therefrom; and

                           (ii) other Acquisitions in which the consideration paid consists of stock or cash or a combination of cash and stock;

provided, that the aggregate consideration paid in cash in connection with any Permitted Acquisition made during any period of four consecutive fiscal quarters, when added to the cash consideration paid in connection with all other Permitted Acquisitions during such period, shall not exceed the lesser of (A) an amount equal to 25% of Consolidated Tangible Net Worth, determined as of the last day of the fiscal quarter (or fiscal year) of the Guarantor most recently ended or (B) an amount equal to 50% of the cash balance as shown on the consolidated balance sheet of the Guarantor and its Subsidiaries as of such day; and

provided further, that in any event, (x) the Guarantor shall give to the Agent prior written notice of any proposed Acquisition and concurrently with such notice shall deliver to the Agent pro forma financial statements of the Guarantor and its Subsidiaries and a certificate of a Responsible Officer of the Guarantor setting forth pro forma calculations of the covenants set forth in
Section 13, in each case after giving effect to the proposed Acquisition, (y) no Permitted Acquisition shall be made while there exists a Default or if a Default would occur as a result thereof and (z) the acquired or other Person in any Acquisition shall be in the electronics business or other business incidental or reasonably related thereto.

                  (f) Transactions with Related Parties. The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 20% or more of the equity securities, or 20% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except (i) a transaction or contract which is in the ordinary course of the Guarantor's or such Subsidiary's business, including a transaction in the ordinary course of business between or among the Guarantor and one or more of its Subsidiaries, and
(ii) any other transaction which is upon fair and reasonable terms not less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party. For purposes of this paragraph (f), the sale, transfer or disposition of more than 30% of its assets (in any transaction or a series of related transactions) by the Guarantor or any Subsidiary shall be deemed to be outside the ordinary course of business.

                  (g) Accounting Changes. The Guarantor shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, in the case of any Subsidiary domiciled in a jurisdiction other than the United States, in accordance with generally accepted accounting principles and practices in such jurisdiction).

                  (h) Distributions. The Guarantor will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Guarantor, except that the Guarantor may:

                           (i) declare and deliver dividends and distributions
payable only in common stock of the Guarantor;

                           (ii) purchase shares of its capital stock from time
to time in connection with the issuance of shares under the Guarantor's employee stock option plans; provided, however, that the aggregate purchase price for all such shares in any fiscal year of the Guarantor shall not exceed $10,000,000;

                           (iii) purchase, redeem, retire, or otherwise acquire
shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                           (iv) in addition to the dividends, purchases,
redemptions, retirements and other acquisitions permitted by the foregoing paragraphs (i) through (iii), declare and deliver dividends and distributions, and purchase, redeem, retire, or otherwise acquire shares of its capital stock, in an aggregate amount not exceeding $100,000,000 in any period of four consecutive quarters.

         SECTION 21 Financial Covenants. So long as of the Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees that:

                  (a) Senior Debt to Total Capital. The Guarantor will maintain a ratio of Senior Debt to Total Capital of not more than 0.35 to 1.0 as of the end of each of the Guarantor's fiscal quarters.

                  (b) Total Leverage Ratio. The Guarantor will maintain a ratio of the sum (without duplication) of (i) Consolidated Total Liabilities and (ii) Guaranty Obligations (determined on a consolidated basis for the Guarantor and its Subsidiaries) to Consolidated Tangible Net Worth of not more than (x) 1.0 to
1.0 as of the end of each of the Guarantor's fiscal quarters in the Guarantor's 1995 and 1996 fiscal years and (y) 0.75 to 1.0 as of the end of each of the Guarantor's fiscal quarters thereafter;

                  (c) Quick Ratio. The Guarantor will maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than
1.35 to 1.0 as of the end of any fiscal quarter of the Guarantor;

                  (d) Minimum Consolidated Tangible Net Worth. The Guarantor will maintain Consolidated Tangible Net Worth (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of the Guarantor and its Subsidiaries as of such date) as of the end of each of the Guarantor's fiscal quarters of not less than $997,000,000 plus 100% of the net proceeds received by the Guarantor or any Subsidiary from the sale or issuance of equity securities (including equity securities issued upon the conversion of Subordinated Debt) to any Person other than the Guarantor or any Subsidiary after September 30, 1995 plus 80% of positive Consolidated Net Income, if any, for each fiscal quarter elapsed after September 30, 1995;

                  (e) Debt Service Coverage Ratio. The Guarantor will maintain a ratio of (A) the sum of Consolidated EBIT plus Consolidated Rental Expense to
(B) the sum of Consolidated CMLTD plus Consolidated Interest Expense plus Capitalized Interest plus Consolidated Rental Expense of not less than 2.0 to
1.0 for any period of four consecutive fiscal quarters of the Guarantor;

                  (f) Profitability. During any period of four consecutive fiscal quarters, the Guarantor, on a consolidated basis, shall not incur (a) more than two quarterly losses or (b) losses in excess of $45,000,000 in the aggregate for any one or two quarters. The Guarantor, on a consolidated basis, shall be profitable for any period of four consecutive fiscal quarters; and

                  (g) Subordinated Debt. Subordinated Debt of the Guarantor and its consolidated Subsidiaries shall not exceed (A) $500,000,000 at any time during the Guarantor's 1995 and 1996 fiscal years or (B) $750,000,000 at any time thereafter; and the Guarantor shall not, and shall not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt if a Default shall then exist or would occur as a result thereof.

         SECTION 14 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Representation or Warranty. Any representation or warranty by the Guarantor or the Borrower made herein or in the Facility Agreement, or which is contained in any certificate, document or financial or other statement by the Guarantor or the Borrower or any Responsible Officer of the Guarantor or the Borrower, furnished at any time under this Guaranty, the Facility Agreement or any other Loan Document, is incorrect in any material respect, on or as of the date made; or

                  (b) Specific Defaults. The Guarantor fails to perform or observe any term, covenant or agreement contained in any of Sections 11(b), 11(h)(iii) (in respect of the Borrower's obligations under the Facility Agreement), 12 or 13; or

                  (c) Other Defaults. The Guarantor fails to perform or observe any other term or covenant contained in this Guaranty, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Guarantor knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Guarantor by the Agent or any Bank; or

                  (d) Default Under Other Indebtedness. The Guarantor or any of its Subsidiaries shall fail (i) to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Advances) in an aggregate principal amount outstanding of at least $10,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or
(ii) to perform or observe any term, covenant or condition on its part to be per formed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness without any further action by the holder thereof; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a contractually required prepayment), prior to the stated maturity thereof; or any facility or commitment available to the Guarantor or any Subsidiary relating to Indebtedness in an aggregate amount at any one time of not less than $10,000,000 (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the Guarantor or such Subsidiary; or

                  (e) Insolvency; Voluntary Proceedings. The Guarantor or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any formal corporate action to effectuate or authorize any of the foregoing; or

                  (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Guarantor or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Guarantor or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding;

or (iii) the Guarantor or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (g) Judgments. (i) A final nonappealable judgment or order for the payment of money against the Guarantor or any of its Subsidiaries shall remain unpaid 90 days following the due date for such payment and that is reasonably expected to result in a Material Adverse Effect; or (ii) any non-monetary judgment or order shall be rendered against the Guarantor or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; or

                  (h) Process Issued. A warrant of attachment, execution, distraint, or similar process against any substantial part of the assets of the Guarantor or any of its Subsidiaries is issued which remains undismissed or undischarged for a period of 30 days, if as a result thereof there is reasonably expected to occur a Material Adverse Effect; or

                  (i) Seizure. All or a material part of the undertaking, assets, rights or revenues of the Guarantor or the Borrower are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Governmental Authority; or

                  (j) ERISA. (i) an ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Guarantor under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Guarantor which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or (iii) any of the representations and warranties contained in subsection 10(l) hereof shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect; or

                  (k) Dissolution, Etc. The Guarantor or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by subsection 12(g), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (k); or

                  (l) Ownership of Borrower. The Borrower shall cease to be a wholly-owned indirect or direct Subsidiary of the Guarantor, except as permitted hereunder; or

                  (m) Change in Ownership or Control. (i) Any Person, or two or more Persons acting in concert, shall acquire beneficial ownership, directly or indirectly, or shall enter into a contract or arrangement (A) for the acquisition of the securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors, or (B) which upon consummation will result in its or their acquisition of, or control over, securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election or directors; or
(ii) during any period of up to 12 consecutive months commencing after the Closing Date, individuals who at the beginning of such period were directors of the Guarantor shall cease for any reason to constitute a majority of the Board of Directors of the Guarantor, unless the Persons replacing such individuals were nominated by the Board of Directors of the Guarantor.

                  (n) Repudiation. This Guaranty is for any reason revoked, invalidated or repudiated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests the validity or enforceability of this Guaranty or denies that it has any further liability hereunder.

                  (o) Material Adverse Effect. A Material Adverse Effect shall have occurred.

                  Upon the occurrence of an Event of Default, the Agent and the Banks shall have the rights and remedies set forth in Clause 11 of the Facility Agreement.

         SECTION 15 Notices. All notices, requests and other communications provided for hereunder shall be in writing and delivered by prepaid letter (airmail if the addressee is abroad), or by telex or telefax, (a) if to the Guarantor, to its address specified on the signature pages hereof or such other address as shall be designated by the Guarantor in a written notice to the other parties, (b) if to the Agent, to its address as set forth in or determined pursuant to the Facility Agreement or such other address as shall be designated by the Agent in a written notice to the other parties, and (c) if to any Bank, to its address as set forth in or determined pursuant to the Facility Agreement or such other address as shall be designated by such Bank in a written notice to the Guarantor and the Agent. All such notices, requests and communications shall be effective (i) if delivered for overnight delivery, upon delivery, (ii) if mailed, two business days after it has been deposited into the mail (seven business days if delivered through international mail), (iii) if transmitted by facsimile, when a complete and legible copy is received by the addressee, or
(iv) if sent by telex, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and end of the transmission (provided that if the date of receipt is not a business day in the country of the addressee or if the time of receipt of any telex or telefax is after the close of business in the country of the address it shall be deemed to have been received at the opening of business on the next business day).

         SECTION 16 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         SECTION 17  Costs and Expenses; Indemnification; Other
Charges.

                  (a) Costs and Expenses. The Guarantor shall:

                           (i) as soon as reasonably practicable in accordance
with the Guarantor's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of an invoice therefor, and to the extent not earlier paid pursuant to the Facility Agreement, pay or reimburse the Agent for all reasonable costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Guaranty and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel incurred by the Agent with respect thereto (subject, however, in the case of legal fees only, to an aggregate limit agreed between the Agent and the Guarantor in a letter dated November 30, 1995 for the development, preparation, delivery and execution of the Loan Documents);

                           (ii) pay or reimburse each Bank and the Agent on
demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Subject Obligations) under this Guaranty, including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel incurred by the Agent and any Bank; and

                           (iii) as soon as reasonably practicable in accordance
with the Guarantor's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of an invoice therefor, pay or reimburse the Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, search and filing costs, fees and expenses, consulting, recording, costs and similar fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with the matters referred to in clauses (i) and (ii) of this subsection 17(a) or otherwise in connection with this Guaranty.

                  (b) Indemnification. Whether or not the transactions contemplated by the Facility Agreement are consummated, the Guarantor shall indemnify and hold the Agent, the Arranger, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Advances and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Guaranty or any document contemplated by or referred to herein, or the trans actions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate pro ceeding) related to or arising out of this Guaranty or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Guarantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Subject Obligations.

                  (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

                  (d) Other Charges. The Guarantor agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Guaranty.

                  (e) Interest. Any amounts payable in Dollars to the Agent or any Bank under this Section 17 or otherwise under this Guaranty if not paid when due shall bear interest from the due date until paid in full, at a fluctuating rate per annum equal to the Prime Commercial Lending Rate of ABN AMRO Bank N.V. ("ABN") as announced from time to time by ABN at its Chicago Office plus 2% (calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed). Any other amounts payable to the Agent or any Bank under this Guaranty if not paid when due shall bear interest at the default rate set forth in the Facility Agreement (but in no event exceeding the maximum rate permitted by applicable law).

         SECTION 18 Payment Currency.

                  (a) The Guarantor hereby guarantees that the Subject Obligations will be paid to the Agent and the Banks without set-off or counterclaim in the currency and at the places and times and in the manner provided for in the Facility Agreement. The obligation of the Guarantor hereunder to make payments in any currency (the "Payment Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Payment Currency or any other realization in such currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the Agent and the Banks of the full amount of the Payment Currency to be payable hereunder. Without limiting the foregoing, the Guarantor (i) acknowledges that this Guaranty is not an instrument which may be paid in Dollars pursuant to Section 3107 of the California Uniform Commercial Code, (ii) agrees that (A) upon the acceleration of the Subject Obligations after an Event of Default, the Agent, upon the instructions of the Majority Banks, may at any time and from time to time purchase for the ratable benefit of the Banks, one or more hedging contracts to fix the Dollar equivalent amount of the Subject Obligations in the Payment Currency and (B) as a separate and independent obligation hereunder, the Guarantor shall immediately pay to the Agent and the Banks all direct and indirect costs incurred by the Agent or the Banks in obtaining any such hedging contract, and (iii) agrees that (A) any judgment entered against the Guarantor and in favor of any Bank with respect to the Subject Obligations shall, if requested by such Bank, be entered in the Payment Currency pursuant to the Uniform Foreign-Money Claims Act as in effect in the State of California (California Code of Civil Procedure Section 676 et seq.) and
(B) for the purpose of determining any "spot rate" as defined in California Code of Civil Procedure Section 676.1(11), the Reference Banks shall be used as the "bank or other dealer in foreign exchange" referenced in such section. The Guarantor shall indemnify the Agent and each Bank (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Payment Currency to be payable hereunder, and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Guaranty.

                  (b) Upon a payment with respect to any of the Subject Obligations becoming due hereunder, unless and until such payment is received by the Agent and the Banks in the Payment Currency in accordance with subsection 18(a), the Guarantor shall (i) bear all exchange rate risks with respect thereto, and (ii) pay inter est on such Subject Obligations to the Guarantor and the Banks on the amounts due, on demand, at the rate of interest then payable by the Borrower.


         SECTION 19 Set-off. In addition to any rights and remedies of the Agent and the Banks provided by law, if an Event of Default (as defined in the Facility Agreement) exists or the Advances have been accelerated, the Agent and each Bank are authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Agent or such Bank (as the case may be) to or for the credit or the account of the Guarantor against any and all Subject Obligations, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty which are then due and payable. The Agent and each Bank agree promptly to notify the Guarantor, and each Bank agrees promptly to notify the Agent, after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 28 Survival. All covenants, agreements, representations and warranties made in this Guaranty shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any of the Subject Obligations remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Guarantor under Section 17 shall survive the satisfaction of the Subject Obligations.

         SECTION 29 Successors and Assigns. The provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns and inure to the benefit of the Agent, each Bank and their respective successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations under or in connection with this Guaranty without the prior written consent of the Agent and each Bank.

         SECTION 30 Assignments, Participations, Etc. Each Bank may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder in connection with any sale, assignment, transfer or grant of a participation by such Bank under Clause 15 of the Facility Agreement of its rights and obligations thereunder. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Bank, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries as contemplated by Clause 15 of the Facility Agreement.

         SECTION 31 Governing Law.

                  (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA IN AND FOR THE CITY AND COUNTY OF SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, OR, AT THE SOLE OPTION OF AGENT OR MAJORITY BANKS, IN ANY OTHER COURT IN WHICH AGENT OR MAJORITY BANKS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH IRREVOCABLY WAIVES, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR WAIVES, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH WAIVES, PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         SECTION 32 Waiver of Jury Trial. THE GUARANTOR HEREBY AGREES TO WAIVE, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF HEREBY AGREE TO WAIVE, THEIR RESPECTIVE RIGHTS TO A TRAIL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR HEREBY AGREES, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF HEREBY AGREE, THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF FURTHER AGREE, THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. THIS SECTION 24 MAY NOT BE AMENDED EXCEPT PURSUANT TO SECTION 26 AND BY SPECIFIC REFERENCE TO THIS
SECTION 24.

         SECTION 33 Entire Agreement. This Guaranty embodies the entire agreement and understanding among the Guarantor, the Banks and the Agent with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and under standings of such Persons, verbal or written, relating to the subject matter hereof.

         SECTION 34 Amendments and Waivers. This Guaranty may not be amended except by a writing signed by the Guarantor, the Agent and the Majority Banks, except that without the consent in writing of all of the Banks (a) the release or termination of this Guaranty may not be made, (b) the due date of any payment of principal, interest or other amount payable by the Guarantor hereunder may not be postponed and the amount thereof may not be reduced, and (c) the currency in which any amount is payable by the Guarantor may not be changed. No waiver of any rights of the Agent or the Banks under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Agent and the Majority Banks. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 35 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required here under.

         SECTION 36 Benefit of Guaranty. This Guaranty is made and entered into for the sole protection and legal benefit of the Banks and the Agent and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Guaranty. Neither the Agent nor any Bank, by its acceptance of this Guaranty, shall have any obligation under this Guaranty to any Person other than the Guarantor, and such obliga tions shall be limited to those expressly stated herein.

         SECTION 37 Time. Time is of the essence as to each term or provision of this Guaranty.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered in San Francisco, California, by its proper and duly authorized officers, as of the date first above written.

                              LSI LOGIC CORPORATION



                              By _______________________________________________
                                Title:__________________________________________

                              Address:

                              1551 McCarthy Boulevard
                              Milpitas, CA 95035
                              Facsimile:________________________________________
                              Attention:________________________________________